Exhibit 4.44

CREDIT TERMS SHEET

PRODUCT NAME: SIMPLE LOAN
LOAN TYPE: SIMPLE LOAN

CAT (Total Annual Cost)
22.94% (excluding VAT)
For informational and comparison purposes

ANNUAL PERCENTAGE RATE AND LATE PAYMENT INTEREST RATE
FIXED INTEREST RATE: 15.0% (FIFTEEN POINT ZERO PERCENT)
LATE PAYMENT INTEREST RATE: STANDARD ANNUAL INTEREST RATE MULTIPLIED BY 2 (TWO).

LOAN AMOUNT OR CREDIT LINE
LOAN AMOUNT OR CREDIT LINE $20,403,165.70 USD (TWENTY MILLION, FOUR HUNDRED THREE THOUSAND, ONE HUNDRED SIXTY-FIVE DOLLARS AND 70/100, LEGAL TENDER IN THE UNITED STATES OF AMERICA)

TOTAL AMOUNT DUE OR MINIMUM PAYMENT
LOAN AMOUNT OR CREDIT LINE $20,403,165.70 USD (TWENTY MILLION, FOUR HUNDRED THREE THOUSAND, ONE HUNDRED SIXTY-FIVE DOLLARS AND 70/100, LEGAL TENDER IN THE UNITED STATES OF AMERICA)

LOAN TERM: 48 (FORTY-EIGHT) MONTHS.
Payment Due Date: The due date specified in the relevant promissory notes.
Cut-off Dates: Monthly, as specified in the relevant promissory note.

RELEVANT COMMISSIONS
•          Opening fee: N/A.
•          Disposal fee: N/A.
•          For other fees, please refer to CLAUSE SIX of the “CONTRACT”.
•          The Parties expressly agree that there shall be no fees other than those specified in this Contract.

INSURANCE: NOT APPLICABLE

STATEMENT:

Send to: Mailing Address
Online Inquiry
Send via Email:	marcos@murano.com

Inquiries and Complaints:
Specialized Customer Service Unit:
Address: 5420 Mexico-Toluca Highway, 8th floor, Office 801, El Yaqui, Cuajimalpa de Morelos Borough. Mexico City,
ZIP Code 05320
Phone: 01 (55) 4170-9916 and 01 (55) 4170-9900
Email: unecapital@exitus.com
Website: www.exitus.com/

National Commission for the Protection and Defense of Financial Services Users (CONDUSEF):
Phone numbers: 01 800 999 8080 and 5340 0999
Website: www.gob.mx/condusef

•          The items listed in this summary shall be deemed to refer to the clauses contained in the “CONTRACT” and the subject matter from which they derive.
•          This information sheet and the information it contains are an integral part of the Simple Credit “CONTRACT”.
•          It is executed in 4 (four) copies, with each party retaining one copy.

Mexico City, June 30, 2025

“THE CREDITOR”
EXITUS CAPITAL, S.A.P.I. DE C.V., SOFOM, E.N.R.
AUTOGRAPH SIGNATURE
RAMON GARCIA TORRES
ATTORNEY-IN-FACT

“THE CREDITOR”
EXITUS CAPITAL, S.A.P.I. DE C.V., SOFOM, E.N.R.
AUTOGRAPH SIGNATURE
ALEJANDRO JAVIER LIANO CASTRO
ATTORNEY-IN-FACT

“THE DEBTOR” AND “GUARANTOR”
MURANO WORLD, S.A. DE C.V
AUTOGRAPH SIGNATURE
MARCOS SACAL COHEN
ATTORNEY-IN-FACT

“THE JOINTLY AND SEVERALLY LIABLE PARTY AND “THE GUARANTOR”
ELIAS SACAL CABABIE
REPRESENTED IN THIS DOCUMENT BY:
MARCOS SACAL COHEN
ATTORNEY-IN-FACT

“THE JOINTLY AND SEVERALLY LIABLE PARTY”
E.S. AGRUPACIÓN, S.A. DE C.V.
AUTOGRAPH SIGNATURE
MARCOS SACAL COHEN
ATTORNEY-IN-FACT

“THE JOINTLY AND SEVERALLY LIABLE PARTY”
AUTOGRAPH SIGNATURE
MARCOS SACAL COHEN
IN HIS OWN RIGHT

SIMPLE CREDIT CONTRACT, WITH OR WITHOUT GUARANTEE, HEREINAFTER REFERRED TO AS THE “CONTRACT,” ENTERED INTO BY ONE PARTY, EXITUS CAPITAL, A PUBLIC LIMITED COMPANY ENGAGED IN VARIABLE CAPITAL INVESTMENT PROMOTION, A MULTIPURPOSE FINANCIAL COMPANY, AN UNREGULATED ENTITY, REPRESENTED HEREIN BY MR. RAMON GARCIA TORRES AS “THE CREDITOR” (HEREINAFTER REFERRED TO AS “EXITUS CAPITAL”), AND ON THE OTHER HAND, THE PERSON IDENTIFIED IN SECTION 1 OF THE “GENERAL INFORMATION,” REPRESENTED BY THE PERSON (S) MENTIONED IN SECTION 2 OF THE “GENERAL INFORMATION,” WHO SHALL HEREINAFTER BE REFERRED TO AS “THE DEBTOR,” ON THE ONE HAND, THE PERSONS MENTIONED IN SECTION 11 OF THE “GENERAL INFORMATION” THROUGH THEIR LEGAL REPRESENTATIVE AND IN THEIR OWN RIGHT, RESPECTIVELY, AS JOINTLY AND SEVERALLY LIABLE PARTIES, HEREINAFTER REFERRED TO AS “THE JOINTLY AND SEVERALLY LIABLE PARTY” AND COLLECTIVELY AS “THE JOINTLY AND SEVERAL LIABLE PARTIES”; ALL TOGETHER AS “THE PARTIES,” IN ACCORDANCE WITH THE PRECEDING BACKGROUND, DECLARATIONS, AND THE FOLLOWING CLAUSES:

BACKGROUND:

FIRST. —FIRST CREDIT CONTRACT. —On June 28, 2019, by means of public deed No. 18,463 granted before the Attorney Enna Rosa Valencia Rosado, Public Notary No. 14, of Cancun, Quintana Roo, a Simple Syndicated Credit contract with a Fiduciary Guarantee and Jointly and Severally Liability was entered into between Exitus Capital and Sofoplus, S.A.P.I. de C.V. SOFOM, ER (hereinafter “SOFOPLUS”), both as Creditors, BVG World, S.A. de C.V. as Debtor, and Mr. Elias Sacal Cababie and Mr. Marcos Sacal Cohen as Guarantors and Jointly and Severally Liable Parties, with the appearance and consent of ClBanco, S.A. Institucion de Banca Multiple in its capacity as Trustee, for an amount of up to $200,000,000.00 MXN (two hundred million pesos 00/100 National Currency), hereinafter the “FIRST CREDIT CONTRACT”.

SECOND. - TRUST NO. ClB/3224. Within the same deed cited in the immediately preceding paragraph, and pursuant to the “FIRST CREDIT CONTRACT”, an Irrevocable Guarantee Trust Contract identified as CIB/3224 was established, entered into on the one side by BVG World, S.A. de C.V. in its capacity as Grantor and Second-Ranked Trustee, Exitus Capital and “SOFOPLUS” as First-Ranked Trustees, ClBanco S.A. Institucion De Banca Multiple in its capacity as Trustee, and Elias Sacal Cababie in his capacity as Depositary, through which the following property was contributed:

1.          PRIVATE UNIT 2 (TWO), located on the lot marked with the number FIFTY-SIX HYPHEN TWO, SUPERBLOCK TWO, SECOND TOURIST PHASE, located in the Cancun Tourist Development, Quintana Roo, with a TOTAL AREA of: 30,431.53 m² (thirty thousand four hundred thirty-one point fifty-three square meters). —A 14.7541% (fourteen point seven thousand five hundred forty-one percent) undivided interest. —With the following boundaries and adjacent properties:

To the east: in three sections of 54.91 meters (fifty-four meters and ninety-one centimeters) with common area; 115.70 meters (one hundred fifteen meters and seventy centimeters) with common area; 100.60 meters (one hundred meters and sixty centimeters) with common area. - To the south: in one section of 91.17 meters. Ninety-one meters and seventeen centimeters, with Private Unit 1 (one). - To the west: in two sections of 110.15 meters. One hundred ten meters and fifteen centimeters with the Laguna Nichupte Federal Zone, 100.01 m. One hundred meters and one centimeter with the Laguna Nichupte Federal Zone. To the north: in ten sections of: 36.00 m. Thirty-six meters with Private Unit 3 (three), 7.52 m. Seven meters and fifty-two centimeters with Private Unit 3 (three): 24.44 meters. Twenty-four meters and forty-four centimeters with Private Unit 3 (three); 8.00 meters. Eight meters with common area: 14.52 meters. Fourteen meters and fifty-two centimeters with common area: 20.98 meters. Twenty meters and ninety-eight centimeters with common area; 14.52 meters. Fourteen meters and fifty-two centimeters with common area; 11.95 meters. Eleven meters and ninety-five centimeters with common area; 5.36 meters. Five meters and thirty-six centimeters with common area, 21.18 meters. Twenty-one meters and eighteen centimeters with common area. - Above: adjoins empty space. - Below: adjoins natural terrain; hereinafter referred to as “PRIVATE UNIT 2 (TWO)”.

This contract shall hereinafter be referred to as “TRUST NO. CIB/3224”.

THIRD. - CONTRIBUTION AGREEMENT. - On June 28th, 2019, by Deed No. 18,484 executed by Attorney Enna Rosa Valencia Rosado, Notary Public No. 14, of Cancun, Quintana Roo and by virtue of the execution of “TRUST NO. CIB/3224”, a Transfer Agreement, Partial Termination of Irrevocable Guarantee Trust No. F/00455, and Contribution to "TRUST NO. CIB/3224“, through which the ”PRIVATE UNIT 2 (TWO)” was contributed as assets of the “TRUST NO. CIB/3224”, granted as collateral in favor of the Creditors.

FOURTH. — SECOND CREDIT CONTRACT. - On July 21, 2020, a Simple Credit Facility Contract with Fiduciary Guarantee was entered into between Exitus Capital and “SOFOPLUS”, both as Creditors, and BVG World, S.A. de C.V. as the Debtor. Mr. Elias Sacal Cababie and Mr. Marcos Sacal Cohen as Jointly and Severally Liable Parties and Guarantors and Mr. Elias Sacal Cababie as Depositary, through which they granted a credit in the amount of up to $200,000,000.00 M.N. (two hundred million pesos 00/100 National Currency), which was ratified on that same date by means of public deed number 12,272 executed by Silvia Sánchez Guadarrama, Commercial Notary Public No. 85, of Mexico City, hereinafter referred to as the “SECOND LOAN CONTRACT”.

FIFTH. - FIRST NOTIFICATION TO “TRUST NO. CIB/3224”. - By means of deed number 12,636 dated September 4, 2020, executed by Silvia Sanchez Guadarrama, Public Broker No. 85 of Mexico City, notice was served to ClBanco S.A. Multiple Banking Institution, in its capacity as Trustee, regarding the execution of the “SECOND CREDIT CONTRACT” and that said Trust shall be liable for the obligations contained in that Contract.

SIXTH. - THIRD CREDIT CONTRACT. - On June 28, 2021, a Simple Credit Facility Contract with a Fiduciary Guarantee was entered into between Exitus Capital as the Creditor, BVG World, S.A. de C.V. as the Debtor, and Mr. Elias Sacal Cababie and Mr. Marcos Sacal Cohen as Jointly and Severally Liable Parties and Depositaries, through which a credit facility was granted in the amount of up to $99,720,330.43 MXN (ninety-nine million seven hundred twenty thousand three hundred thirty pesos 43/100 Mexican pesos), which was ratified on July 26, 2021, by means of public deed number 63,042 executed by Attorney Jose de la Paz Rendon de la Hoz, Public Broker Number 58, of Mexico City, hereinafter the “THIRD LOAN CONTRACT”

SEVENTH. — AMENDMENT TO TRUST CIB/3224. — By means of deed number 63,043 dated July 26, 2021, executed by Attorney Jose de la Paz Rendon de la Hoz, Public Broker Number 58, of Mexico City, a first amendment agreement to the Irrevocable Guarantee Trust Agreement identified as CIB/3224 is executed, for the purpose of amending, among other things, the “DEFINITIONS” section set forth therein.

EIGHTH. - SECOND NOTIFICATION TO TRUST NO. CIB/3224. - By means of deed No. 63,306 dated August 24, 2021, executed by Attorney José de la Paz Rendon de la Hoz, Public Broker No. 58, of Mexico City, notice was given to ClBanco S.A., a Multiple Banking Institution, in its capacity as Trustee, regarding the execution of the “THIRD CREDIT CONTRACT” and that said Trust shall be liable for the obligations contained therein.

NINTH. - HOTEL CONDESA - INSURGENTES, located at 421 SOUTH INSURGENTES AVE., HIPODOMO CONDESA. CUAUHTEMOC BOROUGH, MEXICO CITY. ZIP CODE 06100; comprising of 415 (four hundred fifteen) guest rooms, food and beverage outlets, recreational facilities, including a gym, spa, and various amenities for guests.

TENTH. - HOTEL GRAND ISLAND CANCUN (GIC I). “HOTEL GRAND ISLAND CANCUN (GIC I).” Consisting of two (2) hotels within PREVENTIVE UNITS 1, 4, and 5, located on LOT 56 (FIFTY-SIX) HYPHEN 1 and 56 (FIFTY-SIX) HYPHEN TWO, SUPERBLOCK TWO, SECOND TOURIST PHASE, WITHIN THE TOURIST DEVELOPMENT KNOWN AS GRAND ISLAND CANCUN: comprising of 1,016 (one thousand sixteen) guest rooms, a Beach Club, and various amenities for guests.

ELEVENTH. - SOFOPLUS CREDIT. Murano World, S.A. de C.V. acknowledges and agrees that, as of the date of execution of this “CONTRACT”, it has entered into, in its capacity as Debtor, with “SOFOPLUS”, in its capacity as Creditor, a simple credit contract for an amount of up to $15,000,000.00 USD (Fifteen million dollars 00/100, legal tender in the United States of America), hereinafter the “SOFOPLUS CREDIT”

TWELFTH. - FOURTH CREDIT CONTRACT. - On May 31, 2022, a Simple Credit Facility Contract with a Fiduciary Guarantee was entered into between Exitus Capital as the Creditor, BVG World, S.A. de C.V. as the Debtor: the company E.S. Agrupacion, S.A. de C.V., and Mr. Elias Sacal Cababie and Mr. Marcos Sacal Cohen as Jointly and Severally Liable Parties and Depositaries, through which they were granted a credit for an amount of up to $15,000,000.00 USD (Fifteen million dollars 00/100, legal tender in the United States of America), which was ratified on May 31, 2022, by means of public deed number 65,373 executed by Attorney Jose de la Paz Rendon de la Hoz, Public Broker Number 58 of Mexico City, hereinafter the “FOURTH CREDIT CONTRACT”.

THIRTEENTH. —THIRD NOTIFICATION TO TRUST NO. CIB/3224. —By means of a formal notification letter dated June 24, 2022, notification was sent to ClBanco S.A., a Commercial Bank, in its capacity as Trustee, regarding the execution of the “FOURTH LOAN CONTRACT”, instructing that the assets of said Trust be held liable for all obligations contained in the aforementioned contract.

FOURTEENTH. - EXITUS TRUST. - On May 31, 2022, the Irrevocable Guarantee and Alternative Source of Payment Trust Contract, identified by number 250 C, was executed, with BVG World, S.A. de C.V., acting as the Debtor, as the first party. Exitus Capital and “SOFOPLUS” as First-Rank Beneficiaries, Exitus Capital in its capacity as Trustee, Mr. Elias Sacal Cababie in his capacity as Settlor A and Second-Rank Beneficiary A, and, on the other hand, E. S. Agrupacion. S.A. de C.V. in its capacity as Grantor B and Second-Rank Trustee B, and finally Mr. Marcos Sacal Cohen in his capacity as Grantor C and Second-Rank Trustee C, whereby the Grantors contributed the following to the trust estate, hereinafter “EXITUS TRUST”.

FIFTEENTH. —AGREEMENT FOR THE CONTRIBUTION OF PROPERTY TO THE EXITUS TRUST. —By means of Public Deed No. 18,873, dated June 24, 2022, executed by Attorney Cesar Alvarez Flores, Public Notary Number 87 of Mexico City, an agreement was executed for the contribution of real estate to the Irrevocable Guarantee and Alternative Source of Payment Trust Agreement identified as number 250 C. between ClBanco, S.A. Institucion de Banca Multiple. Trust Division as Trustee of Trust No. F/00455, BVG World, S.A. de C.V., and Exitus Capital as Trustee of the “EXITUS TRUST”, pursuant to which, among other provisions, it was agreed to contribute the following real property to the trust estate:

1.PROPERTY IDENTIFIED AS THE BEACH CLUB, with a total area of approximately 6,800 m², comprising lots 7 (seven) through 13 (thirteen) located in the Brisas del Marquez Subdivision, Block E, S/N, in Acapulco de Juarez, Guerrero. With the following boundaries and adjacent properties, hereinafter referred to as the “BEACH CLUB”:

To the north: 110.74 meters and 32.58 meters along Carabela Street. - To the south: Five sections of 23.51 m, 34.68 m², 36.94 m, 14.62 m, and 15.98 m bordering the federal maritime land zone. - To the east: 51.82 m bordering lot number 14 (fourteen) of Block “E.” - To the west: 59.52 meters bordering a green area.

2.LOT IDENTIFIED AS “MP-1” (“LA COSTA BAJAMAR”, consisting of 3 (three) sections of land located within the Bajamar Tourist Development in Ensenada. Baja California, with the following characteristics and dimensions, hereinafter “LA COSTA BAJAMAR”:

−	Parcel A, Block S/M, cadastral code FG-569-001, with an area of 270,804.81 m².
−	Parcel B, block S/M, cadastral code FG-569-002, with an area of 304,774.69 m².
−	Parcel C, block S/M, cadastral code FG-569-003, with an area of 355,788.10 m².
−	A right of way with an area of 41,084.49 m².

3.PRIVATE UNIT 8 (EIGHT), located on Lot No. 56-A-1, Superblock A2, Second Tourist Phase, located within the tourist development known as Grand Island Cancun in Cancun, Quintana Roo, with a total area of 824.20 m², with the boundaries and adjacencies established in the referenced instrument, hereinafter “UP8”.

4.PRIVATE UNIT 9 (NINE), located on Lot No. 56-A-1, Superblock A2, Second Tourist Phase, within the tourist development known as Grand Island Cancun in Cancun, Quintana Roo, with a total area of 832.94 m², with the boundaries and adjacencies established in the aforementioned instrument, hereinafter “UP9”.

SIXTEENTH. – FIFTH CREDIT CONTRACT. On June 26, 2023, a Simple Credit Contract with a Fiduciary Guarantee was entered into between Exitus Capital as the Creditor, Murano World, S.A. de C.V. (formerly BVG World, S.A. de C.V.) as the Debtor; the company E.S. Agrupacion, S.A. de C.V., and Elias Sacal Cababie and Marcos Sacal Cohen as Jointly and Severally Liable Parties and/or Depositaries, through which they granted a credit in the amount of $17,227,854.00 M.H. (Seventeen million two hundred twenty-seven thousand eight hundred fifty-four pesos 00/s 00 National Currency), which was ratified on June 28, 2023, by means of public deed number 7,001 executed by Attorney Oscar Gerardo Castillo Chávez Camacho, Public Broker Number 66 of Mexico City, hereinafter the “FIFTH CREDIT CONTRACT”.

SEVENTEENTH. – SIXTH CREDIT CONTRACT. On June 26, 2023, a Simple Credit Contract with a Fiduciary Guarantee was entered into between Exitus Capital as the Creditor, Murano World, S.A. de C.V. (formerly BVG World, S.A. de C.V.) as the Debtor, and the company E.S. Agrupacion. S.A. de C.V., and Mr. Elias Sacal Cababie and Mr. Marcos Sacal Cohen as Jointly and Severally Liable Parties and/or Depositaries, through which a credit in the amount of $972,396.00 USD (nine hundred seventy-two thousand three hundred ninety-six dollars 00/100, legal tender in the United States of America) was granted, which was ratified on June 28, 2023, by means of public deed number 7,002 executed by Attorney Oscar Gerardo Castillo Chavez Camacho, Public Broker Number 66 of Mexico City, hereinafter the “SIXTH CREDIT CONTRACT”.

EIGHTEENTH. – SEVENTH CREDIT CONTRACT. On December 5, 2023, a Simple Credit Facility Contract with a Fiduciary Guarantee was entered into between Exitus Capital as the Creditor, Murano World, S.A. de C.V. (formerly BVG World, S.A. de C.V.) as the Creditor; the company E.S. Agrupacion, S.A. de C.V., and Mr. Elias Sacal Cababie and Mr. Marcos Sacal Cohen as Jointly and Severally Liable Parties and/or Depositaries, through which a credit in the amount of $2,500,000.00 USD (Two million five hundred thousand dollars 00/100, legal tender in the United States of America) was granted, which was ratified on December 5, 2023, by means of public deed number 7,403 executed before Attorney Oscar Gerardo Castillo Chávez Camacho, Public Broker Number 66 of Mexico City, hereinafter the “SEVENTH CREDIT CONTRACT”.

NINETEENTH. - EIGHTH CREDIT CONTRACT. On September 30, 2024, a Simple Credit Contract with a Fiduciary Guarantee was entered into between Exitus Capital as the Creditor, Murano World, S.A. de C.V. (formerly BVG World, S.A. de C.V.) as the Debtor; the company E.S. Agrupacion, S.A. de C.V., and Mr. Elias Sacal Cababie and Mr. Marcos Sacal Cohen as Jointly and Severally Liable Parties and/or Guarantors, through which they granted a credit in the amount of $18,149,309.00 USD (Eighteen million one hundred forty-nine thousand three hundred nine dollars 00/ 100, legal tender in the United States of America), which was ratified on October 2nd, 2024, by means of public deed number 7,922 executed before the Attorney Oscar Gerardo Castillo Chavez Camacho, Public Broker Number 66 of Mexico City, hereinafter the “EIGHTH CREDIT CONTRACT”.

TWENTIETH. - CLARIFICATION REGARDING THE ASSETS OF THE EXITUS TRUST. By means of a clarification letter dated July 11, 2024, a correction was made to the assets affected and contributed to the assets of the EXITUS TRUST, whereby both Parties agree to partially reverse and extinguish from the assets of the EXITUS TRUST the encumbrance on all cash flows to which it is entitled to receive and which arise from the service, operation, and management contracts of the hotels known as “HOTEL CONDESA INSURGENTES” and “HOTEL GRAND ISLAND CANCUN I (GIC)”, by virtue of the foregoing, the Parties declare that said CASH FLOWS shall not be affected by this Credit Contract.

“GENERAL INFORMATION”

Whenever the “CONTRACT” refers to “GENERAL INFORMATION”, it shall be understood to mean the information contained in this section. The terms defined below and used in the “CONTRACT”, whether in the singular or plural, feminine or masculine, shall have the meanings assigned to them herein:

1	“THE DEBTOR”:	MURANO WORLD, A PUBLIC LIMITED COMPANY WITH VARIABLE CAPITAL.

2	ATTORNEY-IN-FACT OR LEGAL REPRESENTATIVE OF “THE DEBTOR”:	MR. MARCOS SACAL COHEN, ACTING AS ATTORNEY-IN-FACT.

3	DEED OR POLICY RECORDING THE INCORPORATION OF “THE DEBTOR”:
It is a commercial corporation incorporated under the laws of the United Mexican States, under the name BVG WORLD, S.A. DE C.V., as evidenced by Public Deed No. 4,572, dated February 21, 2007, executed before Attorney Jose Luis Reyes Vazquez, Notary Public No. 31 of Bahía de Banderas, Nayarit, and which is duly registered in the Public Registry of Commerce of Mexico City under commercial folio number 363034, dated April 10th, 2007.

4	DEED SETTING FORTH THE POWERS OF THE ATTORNEY-IN-FACT OR LEGAL REPRESENTATIVE OF “THE DEBTOR”:
Public Deed No. 11,644 dated April 7, 2011, executed by Attorney Jose Luis Reyes Vazquez, Notary Public No. 31 of Bahia de Banderas, Nayarit. Duly registered in the Public Registry of Commerce of Mexico City, under commercial folio number 363034* dated October 4, 2018.

5	NATIONALITY:	Mexican.

6	PLACE AND DATE OF BIRTH:	N/A

7	UNIQUE POPULATION REGISTRY CODE OF “THE DEBTOR”:	N/A

8	FEDERAL TAXPAYER REGISTRY OF “THE DEBTOR”:	BWO070221KPA

9	MARITAL STATUS AND MATRIMONIAL REGIME:	N/A

10	ADDRESS AND EMAIL OF “THE DEBTOR”:	ADDRESS: 42 BUCARELI STREET, OFFICE 201 B, DOWNTOWN, CUAUHTEMOC BOROUGH, MEXICO CITY, ZIP CODE 08040. EMAIL: marcos@murano.com.mx

11	“JOINTLY AND SEVERALLY LIABLE PARTIES”:
1. E.S. AGRUPACION, S.A. DE C.V., through its authorized representative, states that:

It was incorporated under the name QUINTA MARIPOSA, S.A. DE C.V. by means of Public Deed No. 1,O30, dated December 22, 2004, executed before Attorney Jose Luis Reyes Vazquez, Notary Public No. 31 of Nuevo Vallarta, Nayarit, and is duly registered in the Public Registry of Commerce of Mexico City under commercial folio number 329282, dated February 25, 2005.

That it changed its corporate name to E.S. AGRUPACION, S.A. DE C.V. by means of Public Deed No. 4,571, dated February 12, 2007, executed in the presence of Attorney Jose Luis Reyes Vazquez, Notary Public No. 31 of Nuevo Vallarta, Nayarit, which is duly registered in the Public Registry of Commerce of Mexico City under commercial registration number 329282 dated February 21, 2007.

That it is represented by MR. MARCOS SACAL COHEN, who proves his identity by means of public deed No. 13,744 dated February 18, 2014, certified by Jose Luis Reyes Vazquez, Notary Public No. 31 of Bahia de Banderas, Nayarit, duly registered in the Public Registry of Commerce of Mexico City.

That it is registered in the Federal Taxpayers Registry (RFC) under the code EAG041222ET5 and that its address is located at 42 Bucareli Street, Office 101, Downtown (Area 4), Cuauhtémoc Borough, Mexico City, ZIP Code 06040.

2. - MARCOS SACAL COHEN, acting on his own behalf, states that: He is a natural person of Mexican nationality, originally from Mexico City, where he was born on December 29, 1992. He is currently married under a separate property regime.

His Unique Population Registry Code (CURP) is SACM 921229HDFCHR00, and he is registered in the Federal Taxpayers Registry (RFC) under the code SACM9212296B5 his email address is marcos@murano.com.mx, and his address is located at Paseo de las Palmas Avenue 1270, Lomas de Chapultepec, Miguel Hidalgo Borough, Zip Code 11000, Mexico City.

3. ELIAS SACAL CABABIE, through his attorney-in-fact, states that:  He is a natural person of Mexican nationality, originally from Mexico City, where he was born on December 8, 1965. He is currently single.

His Unique Population Registry Code (CURP) is SACE651208HDFCBL07; he is registered in the Federal Taxpayers Registry (RFC) under the code SACE651208FD5; his email address is eIias@bvg.com.mx; and his address is located at 42 Bucareli Street, Office 104, Downtown (Area 4), Cuauhtemoc Borough, Mexico City, Zip Code 06040, and/or 1270 Paseo de las Palmas Avenue, Lomas de Chapultepec Neighborhood, Miguel Hidalgo Borough, Zip Code 11000, Mexico City.

Represented by MARCOS SACAL COHEN, whose authority is evidenced by Deed No. 63,991 dated June 7, 2025, issued by Notary Public No. 31 of Mexico City, Attorney Gabriel Benjamin Diaz Soto.
12	“THE GUARANTOR”:
ELIAS SACAL CABABIE, through his attorney-in-fact, states that:

He is a natural person of Mexican nationality, originally from Mexico City, where he was born on December 8, 1965. He is currently single.

His Unique Population Registry Code (CURP) is SACE651208HDFCBL07; he is registered in the Federal Taxpayers Registry (RFC) under the code SACE651208FD5; his email address is: eIias@bvg.com.mx; and his address is located at 42 Bucareli Street, Office 104, Downtown (Area 4), Cuauhtemoc Borough, Mexico City, Zip Code 06040, and/or 1270 Paseo de las Palmas Avenue, Lomas de Chapultepec Neighborhood, Miguel Hidalgo Borough, Zip Code 11000, Mexico City.

Represented by MARCOS SACAL COHEN, whose authority is evidenced by Deed No. 63,991 dated June 7, 2025, issued by Notary Public No. 31 of Mexico City, Attorney Gabriel Benjamin Diaz Soto.

 “CREDIT TERMS”

Whenever the “CONTRACT” refers to the “CREDIT TERMS”, it shall be understood to refer to the information contained in this section. The terms defined below and used in the “CONTRACT”, whether in the singular or plural, feminine or masculine, shall have the meanings assigned to them herein:

13	CREDIT LINE AMOUNT:	$20,403,165.70 USD (TWENTY MILLION, FOUR HUNDRED THREE THOUSAND, ONE HUNDRED SIXTY-FIVE DOLLARS AND 70/100, LEGAL TENDER IN THE UNITED STATES OF AMERICA)

14	PURPOSE OF THE CREDIT:	WORKING CAPITAL intended for the construction of the real estate development known as “Grand Island Cancun I” (hereinafter, the “Project”)

15	METHOD AND NUMBER OF DRAWDOWNS	ONE OR MORE.

16	ACCOUNT OF “THE DEBTOR”	ACCOUNT NUMBER: 0114624033 CLABE: 012180001146240330 BANK: BBVA MEXICO, S.A. MULTIPLE BANKING INSTITUTION, BBVA MEXICO FINANCIAL GROUP

17	LOAN TERM:
48 (FORTY-EIGHT) months, effective from the date of execution of this “CONTRACT”.

“THE DEBTOR” may request an extension of the term of the “CONTRACT” for up to 72 (SEVENTY-TWO)          months, subject to the express written authorization of “EXITUS CAPITAL”, provided that the Creditor is in good standing with respect to the fulfillment of each and every one of its payment obligations under this “CONTRACT”.

18	LOAN AMORTIZATION
GRACE PERIOD FOR CAPITAL PAYMENTS: “EXITUS CAPITAL” grants “THE DEBTOR” a grace period of 36          (thirty-six) months from the date of execution of this “CONTRACT”, during which no capital payments will be made.

CAPITAL PAYMENT: Once the grace period has ended, “THE DEBTOR” agrees to make quarterly capital payments as follows:

5 (five) quarterly capital payments, payable precisely starting in the 36th (thirty-sixth) month of the loan term.

PAYMENT OF ORDINARY INTEREST: “THE DEBTOR” agrees to pay the ordinary interest accruing on the outstanding balance as follows:

-1 (one) initial ordinary interest payment covering the total amount of interest accrued during the first 6 (six) months, payable precisely in the 6th (sixth) month of the loan term.
-14 (fourteen) quarterly payments of ordinary interest beginning in the 9th(ninth) month of the loan term, with each payment corresponding to the interest accrued during the immediately preceding quarter.

19	STANDARD ANNUAL INTEREST RATE:	FIXED: 15.0% (FIFTEEN POINT ZERO PERCENT) ANNUALLY.

20	LATE PAYMENT INTEREST RATE:	THE RATE RESULTING FROM MULTIPLYING THE STANDARD INTEREST RATE BY A FACTOR OF 2 (TWO).

21	OPENING FEE:	N/A

22	DRAWING FEE:	N/A

23	TRANSACTION FEE:	N/A

24	“EXITUS CAPITAL” ACCOUNT	ACCOUNT NUMBER: 0488534312 CLABE: 072 180 0048853431 24BANK: BANCO MERCANTIL DEL NORTE S.A., MULTIPLE BANKING INSTITUTION, BANORTE FINANCIAL GROUP. CURRENCY: U.S. DOLLAR

25	ADDITIONAL OBLIGATIONS
In accordance with the provisions of Clause NINE of this “CONTRACT”, “THE DEBTOR” agrees to additionally comply with the following conditions:

1. An alternative, subordinate source of payment based on the sale of the apartments constructed within the Project, in accordance with the payment cascade

“THE DEBTOR” agrees to notify “EXITUS CAPITAL” in a verifiable manner and in writing, of the obtaining of any type of external financing intended for the development and construction of any apartments within the Project.

Likewise, “THE DEBTOR” agrees and undertakes to establish the sale of the apartments built within the Project as the primary mechanism for payment of the obligations arising from this “CONTRACT”, and must include “EXITUS CAPITAL” in the payment cascade resulting from such sale, in the position and on the terms mutually agreed upon by both Parties, or failing that, in a preferential position that guarantees full repayment of the loan, including the principal, interest, and ancillary charges, without “EXITUS CAPITAL” being able to waive the payment cascade in any way, and it must be considered a creditor in respect thereof.

“THE DEBTOR” agrees to promptly notify “EXITUS CAPITAL” of each apartment sale that takes place, providing documentation evidencing the transaction, in order to comply with the agreed-upon payment schedule and apply the corresponding amounts toward reducing the outstanding balance of the Loan.

2. Alternative source of payment and debt service through the Stock Market Guarantee.

“THE DEBTOR” agrees that, within a period not exceeding 150 (one hundred fifty) calendar days from the date of execution of this “CONTRACT”, all necessary legal acts shall be performed and formalized, as well as the signing of all required documents, to establish and refine a stock pledge on a block of shares of the company MURANO GLOBAL INVESTMENTS PLC in favor of “EXITUS CAPITAL” (hereinafter Block A).

Said stock pledge shall be established with the stockbroker(s) operating in accordance with applicable law and shall serve as an alternative means of payment for the obligations arising from this “CONTRACT”.

The operational mechanics of said stock pledge, which must be formally agreed upon by “THE PARTIES” prior to its establishment, must include at least the following terms:

1. Package A shall consist of 3,576,417 (three million five hundred seventy-six thousand four hundred seventeen) shares of MURANO GLOBAL INVESTMENTS PLC, owned by Mr. Elias Sacal Cababie, which are currently listed on the National Association of Securities Dealers Automated Quotation (“Nasdaq”), and whose value during the “TERM” of this “CONTRACT” shall be equivalent to the total amount owed, including the payment of principal plus the corresponding ordinary interest.

2. The proceeds from the sale of the shares may be used to cover the principal payments under this “CONTRACT”.

3. “THE PARTIES” agree that the stockbroker shall receive irrevocable instructions from “EXITUS CAPITAL”, with the consent of “THE DEBTOR”, to sell a sufficient number of shares to cover principal payments throughout the term of the “CONTRACT”, Such sale may be initiated from the first day of the applicable quarter.

4. The parties agree that, in the event of any default by “THE DEBTOR” in the payment of its obligations under this “CONTRACT” “EXITUS CAPITAL” shall be entitled to sell the portion of the shares pledged as collateral necessary to cover the amount of the default, at its sole discretion, without the need for prior judicial authorization. This procedure shall apply provided that “THE DEBTOR” fail to remedy the breach within a non-extendable period of 30 (thirty) calendar days, counted from the date of receipt of the notice of default.

5. In the event that the amount obtained from the sale of the shares proves insufficient to cover the full principal payment, “THE DEBTOR” shall assume the obligation to make up the shortfall with its own funds within a period not exceeding 5 (five) business days following notification of such insufficiency.

6. The parties agree that the reference price of the shares of MURANO GLOBAL INVESTMENTS PLC constituting the Stock Collateral shall be USD$8.70 (eight dollars and 70/100, legal tender in the United States of America) per share.

7. In the event that the share price, at any time from the date of formalization of the guarantee, remains below the price established for a period of 3 (three) consecutive months, “THE CREDITOR” shall, within a period not exceeding 15 (fifteen) calendar days, contribute an additional volume of shares or a supplementary guarantee sufficient to maintain the ratio of 1.0 to 1.0 (one point zero to one point zero) when dividing the totality of future credit payments (capital and interest) by the nominal value of the number of shares relative to the market price at the time of the contribution.

8. Furthermore, in the event that the share value exceeds the established reference price for a period of more than three (3) consecutive months, “EXITUS CAPITAL” may choose to return to “THE DEBTOR” within a period not exceeding 15 (fifteen) calendar days, the number of shares equivalent to the excess value, provided that the total value of the shares in Package A meets the established minimum threshold and “THE DEBTOR” is in good standing with respect to the fulfillment of each and every one of its payment obligations under this “CONTRACT”.

9. If the value of the shares reaches or exceeds $12.00 USD (twelve dollars and 00/100 cents, legal tender in the United States of America) and there is market liquidity, the shares may be sold, and the proceeds used to make an advance payment on the line of credit.

“THE PARTIES” expressly agree to designate, as an alternative means of payment and service of the debt incurred, the proceeds from the sale of the shares comprising Package A, which are the subject of the stock pledge.

“THE PARTIES” formally declare that the establishment of the stock pledge on the shares comprising Package A does not contravene, modify, or affect in any way any current corporate document of any of “THE PARTIES”. Furthermore: “THE PARTIES” declare under their own responsibility that there is no conflict, priority, or impairment whatsoever with other creditors of “THE PARTIES” that could limit or impede the execution and fulfillment of said guarantee.

By virtue of the foregoing, “THE PARTIES” hereby state that, for the proper creation, execution, and performance of the aforementioned stock pledge, no prior approval, authorization, or consent is required from any governmental, regulatory, or other authority, nor from any third party, whether an individual or a legal entity, public or private.

3. Dation in Payment (Equity Kicker).

In the event that, as of the date of execution of this “CONTRACT”, “THE CREDITOR” has outstanding balances arising from any credit agreement entered into with “EXITUS CAPITAL”, and such outstanding balances are prepaid with funds derived from this financing, “THE CREDITOR” agrees to pay “EXITUS CAPITAL” an additional consideration in the form of an Equity Kicker up to the amount of $3,102,962.00 USD (Three million one hundred two thousand nine hundred sixty-two dollars 00/100, legal tender in the United States of America) as a commission for the prepayment of the EIGHTH CREDIT CONTRACT referred to in the BACKGROUND section of this “CONTRACT”.

Said commission may be paid by “THE DEBTOR” within a period not exceeding ninety (90) calendar days from the date of execution of this Contract and may be paid with listed shares of MURANO GLOBAL INVESTMENTS PLC as follows:

Through the delivery of 356,665 (three hundred fifty-six thousand six hundred sixty-five) shares of MURANO GLOBAL INVESTMENTS PLC, owned by Mr. Elias Sacal Cababie, with an estimated value of $3,102,982.00 USD (Three million one hundred two thousand nine hundred eighty-two dollars 00/100, legal tender in the United States of America) (hereinafter Package B). The number of shares may vary depending on the market price on the day they are actually contributed.

“THE PARTIES” agree that, similar to the terms agreed upon for the sale of the shares comprising Package A, a separate agreement must be drawn up and formalized detailing the mechanisms, procedures, and specific conditions under which any sale of the shares comprising Package B will take place, ensuring transparency and compliance with applicable laws.

The value of each share for the purposes of determining this payment shall be set at $8.70 USD (Eight dollars and 70/100, legal tender in the United States of America) as the reference price.

In the event that the payment of the loan is made before or upon the completion of the twelfth month of the loan’s term, only the proportional portion of the Equity Kicker corresponding to the first year shall be collected. The remaining amount of the Equity Kicker shall be returned to the “DEBTOR” once the payment of the amounts due has been applied and verified.

“THE PARTIES” agree that the value of the shares for the purposes of this clause is an estimate and may vary depending on the market price of MURANO GLOBAL INVESTMENTS PLC. “THE DEBTOR” undertakes to carry out the necessary procedures for the delivery of the shares within the timeframes and under the conditions stipulated herein.

4. Conditional Debt Waiver Subject to Payment.

"EXITUS CAPITAL" agrees to grant a debt waiver of up to $222,675.27 USD (Two hundred twenty-two thousand six hundred seventy-five dollars 27/100 legal tender in the United States of America), which shall be applied to the amount of the last principal payment established in this "CONTRACT".

This reduction shall apply only if, as of the date of the final capital payment, the DEBTOR is fully current and in full compliance with all its payment obligations arising from this CONTRACT.

5. “THE PARTIES” agree that, in the event the Project requires financial resources in addition to those initially planned or contemplated for its full execution and completion, regardless of the cause giving rise to such need for supplementary resources (including, but not limited to, unforeseen events, cost overruns, changes in scope, etc.), “THE DEBTOR” unconditionally, exclusively, and in full undertakes to provide such additional resources at the time they are required. It is expressly established that “EXITUS CAPITAL” shall have no obligation whatsoever to provide, manage, or contribute in any way to the procurement of these additional resources. The failure of “THE DEBTOR” to provide the additional resources in a timely and complete manner shall constitute a material breach of the obligations undertaken under this “CONTRACT”.

6. “THE DEBTOR” agrees to submit to “EXITUS CAPITAL” an updated construction schedule, which must reflect the new estimated completion date for the apartments and be duly signed by authorized representatives. In addition to said schedule, “THE DEBTOR” agrees to provide “EXITUS CAPITAL” with all relevant documentation that, to the satisfaction of the latter, fully justifies the delay in the original construction schedule. Failure to submit the updated construction schedule and supporting documentation within the timeframe determined by “EXITUS CAPITAL,” or “EXITUS CAPITAL’s” dissatisfaction with the justification provided may be considered a breach of the terms of this CONTRACT.

26	TERM:	FROM JUNE 30, 2025 TO JUNE 30, 2029.

27	SIGNATURE DATE:	JUNE 30, 2025.

"CREDIT GUARANTEE (S)"

Whenever the “CONTRACT” refers to the “CREDIT GUARANTEE (S)”, it shall be understood to refer to the information contained in this section. The terms defined below and used in the “CONTRACT”, whether in the singular or plural, feminine or masculine, shall have the meanings attributed to them herein.

28	GUARANTEES:	1. "EXITUS TRUST". 2. STOCK PLEDGE ON SHARES.

29
DESCRIPTION AND CONDITIONS OF THE GUARANTEES:

1. "EXITUS TRUST"
To guarantee the timely and full performance of the obligations of this "CONTRACT" by "THE DEBTOR", "THE GUARANTOR", as it is in its best interest, grants its consent and agrees, in its capacity as Settlor of the "EXITUS TRUST" Contract described in the FOURTEENTH clause of this "CONTRACT", to guarantee the timely and full performance of each and every one of the obligations undertaken by "THE DEBTOR" with all the assets currently held in the "EXITUS TRUST", Therefore, in this same act, the Creditor accepts and agrees to:

I. Maintain within the assets of the "EXITUS TRUST" the properties "CLUB DE PLAYA", "LA COSTA BAJAMAR", "UP8", and "UP9", which have been described in the Background section of this "CONTRACT", as well as any other property that forms part of the current assets of the "EXITUS TRUST" and serves to meet the obligations assumed by "THE CREDITOR" under this "CONTRACT".

II. Notify the Trustee so that the assets of the “EXITUS TRUST” secure the line of credit established in this “CONTRACT”.

III. "THE DEBTOR" is obligated, where applicable, to cover at its own expense the rights, fees and other expenses generated by the formalization and registration in the Public Registry of Property corresponding to the "EXITUS TRUST", as well as the agreed fiduciary fees.

Valuation: The value of the real estate contributed to the assets of the “EXITUS TRUST” (hereinafter the “GUARANTEES”) must at all times maintain a ratio of 1.5 to 1.0 (one point five to one point zero) relative to the AMOUNT OR CREDIT LINE and any other present or future obligations incurred by “THE DEBTOR” in favor of “EXITUS CAPITAL”.

It is understood that “EXITUS CAPITAL” will not release any of the “GUARANTEES” until the AMOUNT OR LINE OF CREDIT and any other present or future obligations incurred by “THE CREDITOR” in favor of “EXITUS CAPITAL” have been fully settled, or, otherwise, until they are replaced with any other real property or guarantee covering the amount referred to in the preceding paragraph

“THE PARTIES” hereby expressly agree that “THE DEBTOR” shall be entitled to request in writing from “EXITUS CAPITAL” the partial reversion of the property identified as “LA COSTA BAJAMAR”, which has previously been contributed to the “EXITUS TRUST,” provided that the need for such reversion is substantiated by documentary evidence. For the requested partial reversion to take effect, it shall be an essential and unavoidable condition that “THE DEBTOR” simultaneously or at the time of release, establish a mortgage guarantee on said property to the full satisfaction and in the first place and degree in favor of “EXITUS CAPITAL”, in order to ensure full compliance with each and every one of the obligations arising from this “CONTRACT”.

Update. “THE JOINTLY AND SEVERALLY LIABLE PARTIES,” in their capacity as Grantors and/or “THE DEBTOR”, undertake to send annually to the Trustee of the “EXITUS TRUST” a detailed list of the “GUARANTEES” in Excel format and as a printed copy duly signed by a person duly authorized to do so.

Verification: The “GUARANTEES” must be reviewed annually or at any time upon the express request of “EXITUS CAPITAL”; and “THE DEBTOR”, as well as “THE JOINTLY AND SEVERALLY LIABLE PARTIES” in their capacity as Grantors, agree to provide all necessary assistance for such review or inspection.

IV. “THE DEBTOR” and “THE JOINTLY AND SEVERALLY LIABLE PARTIES” undertake to sign a civil and commercial mediation agreement before a Private Mediator certified by the Alternative Justice Center of the Superior Court of Justice of Mexico City designated by “EXITUS CAPITAL”, in which the procedure for the transfer of possession of the trust assets shall be established once the conventional extrajudicial disposition procedure set forth in each of the “GUARANTEES” has been exhausted.

V. “THE CREDITOR” and “THE JOINTLY AND SEVERALLY LIABLE PARTIES” agree that, for the enforcement of the trust assets, they shall be subject to the provisions of the mediation agreement executed before a Private Mediator certified by the Superior Court of Justice of Mexico City.

2.  “SECURITIES-GUARANTEED LOAN ”
To ensure the timely and full performance of the obligations under this “CONTRACT” by “THE DEBTOR”, “THE GUARANTOR” irrevocably undertakes to establish, formalize, and execute, within a period not exceeding 150 (one hundred fifty) calendar days from the date of execution of this “CONTRACT”, a stock collateral contract covering 3,576,417 (three million five hundred seventy-six thousand four hundred seventeen) shares of Murano Global Investments PLC, owned by Mr. Elias Sacal Cababie, which are listed on the “Nasdaq,” referred to as Package A, in favor of “EXITUS CAPITAL”, for the purpose of guaranteeing the fulfillment of each and every obligation arising from this credit contract.

Said stock pledge agreement shall contain, at a minimum, the following terms and conditions:

a)    A detailed description of the shares forming part of the guarantee, including the number of shares, the issuing company Murano Global Investments PLC, the stock exchange on which they are listed (“Nasdaq”), and their estimated value at the time the guarantee is established.
b)    An express statement that the shares in Package A are pledged as collateral to secure, primarily, the payment of the capital amount due under this “CONTRACT” and any other amount owed to “EXITUS CAPITAL” pursuant to this “CONTRACT”.
c)    c. The provision that, in the event of a breach by “THE DEBTOR” and “THE GUARANTOR” of the payment obligations arising from the loan, “EXITUS CAPITAL” may proceed to enforce the stock collateral by selling the pledged shares, in accordance with the procedure set forth in SECTION 25 (ADDITIONAL OBLIGATIONS) of the “LOAN TERMS” section of this “CONTRACT”. Said procedure shall apply provided that “THE CREDITOR” does not rectify the breach within a non-extendable period of 30 (thirty) calendar days, counted from the date of receipt of the notice of non-compliance.
d)    d) The designation of “EXITUS CAPITAL” as the preferred beneficiary of the stock pledge, with the right to receive the proceeds from the sale of the shares up to the total amount of the secured obligations.
e)    A declaration by “THE DEBTOR” and “THE GUARANTOR” that the shares in Package A are free from any encumbrance, restriction, or lien of any kind, and that they possess the necessary legal authority to establish the stock pledge.
f)     Comply with all operational criteria and requirements for the sale of shares set forth in SECTION 25

(ADDITIONAL OBLIGATIONS) of the “Credit Conditions” section of this “CONTRACT”.
g)   The express submission of the Parties to the applicable laws and jurisdiction for the resolution of any dispute related to the stock pledge agreement.

“THE DEBTOR” and “THE GUARANTOR” undertake to take all necessary steps and provide the required documentation for the formalization of the stock pledge CONTRACT within the timeframes determined by “EXITUS CAPITAL”.

Any breach of the obligations set forth in this section shall constitute GROUNDS FOR TERMINATION for the purposes of CLAUSE SIXTEEN of this “CONTRACT”, and “EXITUS CAPITAL” may terminate the credit early and declare all amounts owed due and payable, in accordance with the provisions of CLAUSE SEVENTEEN herein.

30	30 ASSESTS OF THE “JOINTLY AND SEVERALLY LIABLE PARTIES”:	Those listed in their Statement of Assets.

DECLARATIONS

“EXITUS CAPITAL” DECLARES THROUGH ITS ATTORNEY-IN-FACT OR LEGAL REPRESENTATIVE:

a)    It is a commercial corporation duly incorporated and existing in accordance with the laws of the Mexican Republic under the name EC CONSULTORES FINANCIEROS, S.A. DE C.V. SOFOM, E.N.R., as evidenced by Public Deed No. 68,023, Book 135, dated May 13, 2008, executed before the Attorney Moises Farca Chabarati, holder of Notary Public Office No. 91 of the Federal District, whose first certificate was duly registered in the Public Registry of Property and Commerce of the then Federal District under commercial folio number 384,458, dated August 1, 2008.

b)    It is a Multi-Purpose Financial Company (SOFOM), an Unregulated Entity (E.N.R.), in accordance with the Decree amending, repealing, and adding various provisions to the General Law on Credit Instruments and Transactions, the General Law on Credit-Related Organizations and Activities, Law on Credit Institutions, General Law on Insurance Institutions and Mutual Insurance Companies, Federal Law on Financial Institutions, Law Regulating Financial Groups, Law on Popular Savings and Credit, Foreign Investment Law, Income Tax Law, Value-Added Tax Law, and the Federal Tax Code published in the Official Gazette of the Federation on July 18, 2006.

c)    That it adopted the legal form of a Public Investment Promotion Corporation (S.A.P.I.) and changed its name to EXITUS CAPITAL, S.A.P.I. de C.V., SOFOM, E.N.R., as evidenced by Public Deed No. 27,071 dated July 13, 2010, executed before Attorney Victor Rafael Aguilar Molina, head of Notary Public Office No. 174 of the Federal District, and whose first certificate was duly registered in the Public Registry of Property and Commerce of the then Federal District under commercial folio number 384458* on July 15, 2010.

d)    In compliance with the provisions of the General Law on Credit Organizations and Auxiliary Activities currently in force, it is hereby stated that, for its incorporation and operation as such, it does not require authorization from the Ministry of Finance and Public Credit, and that in carrying out its operations it is subject to the supervision of the National Banking and Securities Commission, solely for the purposes set forth in Article 56 of the aforementioned Law.

e)     Mr. Ramón Garcia Torres and Mr. Alejandro Javier Liaño Castro establish their legal capacity and the authority with which they appear to sign this document by means of Public Deed No. 18,699, dated June 30, 2021, executed before Attorney Cesar Alvarez Flores, Notary Public No. 87 of Mexico City, the first copy of which is currently being registered in the Public Registry of Property and Commerce of Mexico City under commercial folio number 384458-1; and they declare under oath that their power of attorney and authority are those necessary and sufficient to execute this “CONTRACT” and that they have not been revoked or modified in any way.

f)     That it is registered in the Federal Taxpayers Registry under the code ECF080513LZ0 and that its address is located at 5420 Mexico-Toluca Highway No. 542O, 8th Floor, Office 801, El Yaqui, Cuajimalpa de Morelos Borough, Mexico City, Zip Code 05320, and that its website is www.exitus.com

g)    That prior to the signing of this contract, it informs “THE DEBTOR” of the applicable Total Annual Cost (TAC), understood as the total annual cost of financing expressed in annual percentage terms which, for informational and comparison purposes, incorporates all costs and expenses inherent to the Loans.

II.    “THE DEBTOR PARTY,” THROUGH ITS LEGAL REPRESENTATIVE, HEREBY DECLARES THAT:

a)     It is duly incorporated and in existence in accordance with the laws of the Mexican Republic, as evidenced by the public instrument mentioned in NUMBER 3 of the “GENERAL INFORMATION”, and the execution of this “CONTRACT” falls within its corporate purpose and does not in any way contravene its bylaws.

b)    Its legal representative attests to its legal capacity through the public instrument mentioned in NUMBER 4 of the “GENERAL INFORMATION” and declares under oath that it possesses the necessary and sufficient powers and authority to execute this “CONTRACT” and that such powers have not been revoked, limited, or modified in any way

c)    That it is registered in the Federal Taxpayers Registry (RFC) under the code indicated in NUMBER 8 of the “GENERAL INFORMATION” and that its address and email address are those indicated in NUMBER 10 of the “GENERAL INFORMATION”.

d)    That it is the direct or indirect owner, through its subsidiaries and affiliates, of the assets comprising its business; that it is up to date in the payment of all taxes and duties for which it is responsible; that it has no knowledge of any contingencies regarding the enforceability of tax or other liabilities; and that, to the best of its knowledge, there is no lawsuit, action, or proceeding pending against it that affects or could adversely affect its ability to fulfill the obligations set forth in this “CONTRACT”; furthermore, it has no knowledge of any legal proceeding that has been initiated against it and that adversely affects the status of its operations, assets, or rights, and that is detrimental to this “CONTRACT”.

e)    That no authorization or approval is required from any person or their decision-making bodies, nor any act of government authority or public and/or private entity, for the proper execution and fulfillment of the provisions set forth in this document.

f)     That the funds with which it will fulfill the obligations undertaken in this “CONTRACT” and in favor of “EXITUS CAPITAL” come from and will continue to come from lawful activities that fall within its corporate purpose or economic activity.

g)   That the information contained in this “CONTRACT” and the financial and accounting information provided to “EXITUS CAPITAL” for the purpose of granting the loan accurately and truthfully reflects the financial situation of “THE DEBTOR” and that the debtor is aware of the content and legal scope of Article 98 (ninety-eight) of the General Law on Credit Auxiliary Organizations and Activities, regarding the penalties that may be imposed on persons who, for the purpose of obtaining a loan or credit, provide a credit auxiliary organization with false information regarding the amount of assets and liabilities of an entity or natural or legal person, if this results in financial loss or damage to the organization, regardless of any penalties that may apply under the law.

h)    That “EXITUS CAPITAL” has informed you that the Privacy Notice may be consulted and is available on the website www.exitus.com and that it explained the content and scope of said notice to you prior to the collection and processing of your personal data in accordance with the provisions of the Federal Law on the Protection of Personal Data Held by Private Parties: by virtue of this, you agree to the content of said notice, have full knowledge of its text, and express your consent by signing this “CONTRACT”.

i)     That the Debtor is aware and agrees that the loan granted under this “CONTRACT” may be funded with “EXITUS CAPITAL’S” own resources and/or funds from any financial institution or entity, whether domestic or foreign, including development banks, commercial banks, or other legal sources of funding.

j)     In the event that the loan is funded by Nacional Financiera, S.N.C. (hereinafter “NAFIN”), “THE DEBTOR” declares that it is aware that the loan is granted with the support of “NAFIN,” exclusively for national development purposes.

k)    That prior to the execution of this “CONTRACT” and in accordance with the provisions of Article 87-M (eighty-seven, hyphen, and M) of the General Law on Credit Organizations and Auxiliary Activities currently in force, “EXITUS CAPITAL” informed you of the consideration, the amount of the personal payments, the method and frequency of payment, financial charges, incidental costs, the amount and details of any charges, if any, the number of payments to be made, their frequency, where applicable, your right to prepay the loan and the conditions for doing so, and the interest, including late payment interest, the method of calculating it, and the interest rate.

l)      That prior to signing this “CONTRACT,” “EXITUS CAPITAL” disclosed to you the Annual Percentage Rate (APR) of the loan.

m)    That, at the time of execution of this instrument, “EXITUS CAPITAL” provided the following documents: a copy of the “CONTRACT,” the title page (which forms an integral part of the “CONTRACT”, a summary of the legal provisions, an amortization schedule, as well as all its annexes.

n)    That it is familiar with the local, national, and international socio-environmental regulations applicable to its commercial activity and is up to date with the fulfillment of the obligations arising therefrom.

o)    That, to the best of its knowledge, it is not involved in any legal proceedings for acts of corruption, that in the course of its commercial activity it endeavors not to engage in or tolerate any act of corruption, and that no act of corruption occurred during the negotiation of the terms of this “CONTRACT”.

p)    That it fully knows and understands the legal provisions regarding the use of electronic systems and transactions carried out through its Advanced Electronic Signature, and therefore acknowledges and accepts that the Advanced Electronic Signature identifies and authenticates it.

III.    THE “JOINTLY AND SEVERALLY LIABLE PARTIES” DECLARE:

III.A. E.S. AGRUPACIÓN, S.A. DE C.V., THROUGH ITS LEGAL REPRESENTATIVE, DECLARES THAT:

a)     It is duly incorporated and in existence in accordance with the laws of the Mexican Republic, as evidenced by the public deed referred to in NUMBER 11 of the “GENERAL INFORMATION” section, and the execution of this “CONTRACT” is within the scope of its corporate purpose and does not in any way contravene its articles of incorporation

b)    Their legal representative verifies their identity by means of the public document mentioned in NUMBER 11 of the “GENERAL INFORMATION” section and declares, under penalty of perjury, that they possess the powers and authority necessary to execute this “CONTRACT” and that such powers have not been revoked, limited, or modified in any way.

III.   B. MR. ELIAS SACAL CABABIE AND MR. MARCOS SACAL COHEN, IN THEIR OWN RIGHT AND UNDER OATH, DECLARE THAT:

c)    That their personal information is as listed in NUMBER 11 of the “GENERAL INFORMATION” and that they have full legal capacity to enter into this “CONTRACT”.

III.  THE “JOINTLY AND SEVERALLY LIABLE PARTIES” FURTHER DECLARE, WITHOUT DISTINCTION:

d)    They are registered in the Federal Taxpayers Registry under the codes indicated in NUMBER 11 of the “GENERAL INFORMATION” and that their addresses and email addresses are those indicated in NUMBER 11 of the “GENERAL INFORMATION”.

e)     That they are current in the payment of all taxes and duties for which they are responsible, and that to the best of their knowledge, there is no lawsuit, action, or proceeding against them that affects or could adversely affect their ability to fulfill the obligations established in this “CONTRACT”. Likewise, they are not aware of any legal proceedings that have been initiated against them and that adversely affect the status of their operations, assets, or rights and that are detrimental to this “CONTRACT”.

f)     That no authorization is required from any person or their decision-making boards, nor any approval or act of authority from any government agency or public and/or private entity, for the proper execution and fulfillment of the provisions set forth in this document.

g)     That the funds with which the obligations assumed in this “CONTRACT” and in favor of “EXITUS CAPITAL” will be fulfilled come from and will continue to come from lawful activities.

h)    That the data contained in this “CONTRACT” and the financial and accounting information provided to “EXITUS CAPITAL” for the granting of credit truthfully and accurately reflect their financial situation, and that they are aware of the content and legal scope of Article 98 (ninety-eight) of the General Law on Credit Auxiliary Organizations and Activities, regarding the penalties that may be imposed on persons who, for the purpose of obtaining a loan or credit, provide a credit auxiliary organization with false information regarding the amount of assets or liabilities of an entity or natural or legal person, if this results in financial loss or damage to the organization, regardless of any penalties that may apply under the law.

i)     That “EXITUS CAPITAL” has informed that the Privacy Notice is available for review on the website www.exitus.com and that it explained the content and scope of said notice to you prior to the collection and processing of your personal data, in accordance with the provisions of the Federal Law on the Protection of Personal Data Held by Private Parties; by virtue thereof, you agree to said notice, have full knowledge of its text, and express your consent by signing this “CONTRACT”

j)     That, as it is in their best interests and given that the granting of the loan benefits them, they hereby constitute themselves as “JOINTLY AND SEVERALLY LIABLE PARTIES” of “THE DEBTOR”, with respect to each and every obligation arising from this “CONTRACT” on the part of “THE DEBTOR” and in favor of “EXITUS CAPITAL”, under the terms set forth in this instrument.

k)    That they submit their financial statement, in which they declare that they have sufficient assets to guarantee the fulfillment of the obligations assumed by “THE DEBTOR” through this “CONTRACT”.

Having acknowledged that “THE PARTIES” have entered into this contract of their own free will, without any defect or vice, they hereby agree to the following:

C L A U S E S:

FIRST - GRANTING OF CREDIT

“EXITUS CAPITAL” makes available to “THE DEBTOR”, a simple line of credit up to the amount specified in NUMBER 13 (TOTAL AMOUNT OF THE LINE OF CREDIT) of the “CREDIT TERMS”; for the purposes of Article 292 (two hundred ninety-two) of the General Law on Credit Instruments and Transactions. This amount does not include ordinary interest, fees, third-party expenses, or taxes that “THE DEBTOR” must pay for the use and repayment of the credit granted.

SECOND — USE OF FUNDS

“THE DEBITOR” undertakes to use the loan amount solely and exclusively for the purposes set forth in NUMBER 14 (USE OF THE LOAN) of the “LOAN TERMS AND CONDITIONS”; “EXITUS CAPITAL” may at any time verify that “THE DEBTOR” has used the loan funds for such purposes.

“THE DEBTOR” agrees to follow lawful business practices in the procurement of the goods and/or services for which this loan is intended.

THIRD - METHOD OF DISBURSEMENT

“THE DEBTOR” may use the simple credit, granted as of the date of signing of this “CONTRACT”, as “EXITUS CAPITAL” authorizes it upon receiving a request from “THE DEBTOR”, provided that “THE DEBTOR” is in good standing regarding the obligations established under this “CONTRACT” and there are available funds in the Treasury of “EXITUS CAPITAL”.

The drawdown shall be made in the manner set forth in NUMBER 15 (FORM AND NUMBER OF DRAWDOWNS) of the “CREDIT TERMS”, and shall not exceed the TOTAL AMOUNT OF THE CREDIT LINE or the term established in this “CONTRACT". For each credit drawdown, “EXITUS CAPITAL” shall provide “THE DEBTOR” with an Amortization Schedule reflecting: (i) Customer and Loan Identification, (ii) Start and Maturity Dates, (iii) Drawdown Amount, (iv) Drawdown Term. (v) Interest Rate, (vi) Fees, (vii) Period or Payment Number. (viii) Payment Due Date and Payment Maturity Date, (ix) Number of Days in the Period. (x) Outstanding principal balance, (xi) Principal payment amount, (xii) Interest accrued, (xiii) VAT on interest, and (xiv) Total amount due for the period.

Each drawdown shall be documented by the execution of a promissory note, which must be duly signed by “THE DEBTOR” and “THE JOINTLY AND SEVERALLY LIABLE PARTIES” in their capacity as “GUARANTORS,” and the maturity date of which shall not exceed the payment term established in this “CONTRACT”. Said promissory note must be delivered upon the disbursement of the funds, which must be on a causal basis. The aforementioned promissory notes do not constitute a novation, modification, or extinction of the obligations that “THE DEBTOR” has incurred in favor of “EXITUS CAPITAL” in this “CONTRACT”.

“THE DEBTOR” hereby instructs “EXITUS CAPITAL” to deposit the amount of the disbursements in immediately available funds into the bank account indicated in NUMBER 16 (“THE DEBTOR’S ACCOUNT”) of the “CREDIT TERMS”, and/or, where applicable, to the account notified in writing 3 (three) business days prior to the disbursement of funds by “THE DEBITOR” to “EXITUS CAPITAL”. Therefore, the printout from the Interbank Electronic Payment System (SPEI) shall serve as the sole and sufficient proof of the delivery of the loan funds.

SECTION 4 - LOAN REPAYMENT

“THE DEBTOR” undertakes to pay the total principal amount drawn down to “EXITUS CAPITAL” in the number of installments set forth in NUMBER 18 (LOAN REPAYMENT) of the “LOAN TERMS AND CONDITIONS”, Furthermore, “THE DEBTOR” agrees to pay ordinary interest for past-due periods on the total amount of the loan disbursements through the number of payments established in NUMBER 18 (LOAN AMORTIZATION) of the “LOAN TERMS AND CONDITIONS” and in accordance with the provisions of FIFTH CLAUSE of this “CONTRACT”, “EXITUS CAPITAL” may not demand payment of interest in advance, but only for past-due periods.

“THE DEBTOR” agrees to make payments of capital and interest on the dates and in the amounts set forth in the promissory note(s) documenting the disbursement of the loan, as well as any other payments. In accordance with the provisions of this “CONTRACT”, without the need for any demand, prior collection, or notice, at the address of “EXITUS CAPITAL” or by deposit or electronic transfer in local currency, funds that are freely transferable and immediately available on the same day to the bank account indicated in NUMBER 24 (“EXITUS CAPITAL” ACCOUNT) of the “CREDIT TERMS” opened in the name of

“EXITUS CAPITAL”; or to the bank account notified by “EXITUS CAPITAL” in writing or by any other electronic means (three days) before “THE DEBTOR” is required to make any payment of interest or principal.

Payments made by “THE DEBTOR” will be credited as follows:
a)     Cash: on the same day it is deposited.
b)    Check drawn on a credit institution: said check will be accepted subject to collection, and, where applicable, the amount covered by the check will be credited on the next business day if the payment is made before 4:00 p.m. Central Mexico Time, or no later than the second business day following if the payment is made after 4:00 p.m. Central Mexico Time.
c)    Electronic funds transfer: (I) on the same day for transfers made through the Interbank Electronic Payment System (SPEI) and (II) on the next business day after the transfer is ordered, if the payment is made through the Electronic Transfer System.

The payment due date shall be as indicated in the Amortization Schedule(s). When the payment due date falls on a non-business day, it shall be extended to the next business day, without the imposition of fees, penalties, and/or late payment interest on “THE DEBTOR”. For the purposes of this “CONTRACT”, a business day shall be understood to mean any day on which, in accordance with the general provisions issued annually by the National Banking and Securities Commission, credit institutions must remain open to the public for the conduct of financial transactions.

Payments made by “THE CREDITOR” to “EXITUS CAPITAL” shall be applied in the following order:
i)     Litigation costs, collection expenses, or other recorded items, as previously determined by a judicial authority, if any,
ii)    Contractual penalties
iii)   Value Added Tax (VAT) on late payment interest, if applicable.
iv)    Late payment interest, if accrued.
v)    Value Added Tax (VAT) on ordinary interest, if applicable.
vi)    Fees
vii)  Ordinary interest
(viii) Past-due principal
(ix)  Current installment

SECTION FIVE - INTEREST

A.    ORDINARY INTEREST

“THE DEBTOR” agrees to pay “EXITUS CAPITAL” ordinary interest on outstanding balances of the disbursed principal at the ORDINARY ANNUAL INTEREST RATE established in NUMBER 19 (ORDINARY INTEREST RATE) of the “CREDIT TERMS AND CONDITIONS”. Ordinary interest shall accrue from the date the credit is drawn down and shall be payable in arrears for each drawdown, in accordance with the amortization schedule(s) and the promissory note(s) documenting the credit drawdown(s).

Ordinary interest shall be calculated on the last day of each interest period, which corresponds to the due dates established in the amortization schedule(s) and the corresponding promissory note(s), and in accordance with the following procedure:

1.      Divide the applicable ANNUAL ORDINARY INTEREST RATE, expressed as a percentage, by 360 (three hundred sixty) days.
2.      The result of the preceding calculation, expressed as a percentage, shall be multiplied by the number of days actually elapsed during the interest period.
3.     The result of the preceding calculation, expressed as a percentage, shall be multiplied by the outstanding balance of the principal drawn down, and the product of such multiplication shall be expressed in dollars and shall correspond to the amount of interest payable for the past month or interest period.

The cut-off date for the calculation of interest is the date indicated on the cover page of the “CONTRACT” and on the account statement.

B.    DEFAULT INTEREST

In the event that “THE DEBTOR” defaults on the timely fulfillment of its payment obligations under this “CONTRACT” the “DEBTOR” agrees to pay “EXITUS CAPITAL” late payment interest on the overdue balances of the credit at the LATE PAYMENT INTEREST RATE specified in NUMBER 20 (LATE PAYMENT INTEREST RATE) of the “CREDIT TERMS”, from the date of default until the date of full payment. The foregoing is without prejudice to “EXITUS CAPITAL”’s right to declare the debt due and payable in advance in accordance with the terms established in this “CONTRACT".

Late payment interest shall accrue from the date of default until the exact date on which “THE DEBTOR” makes payment. Late payment interest shall be calculated on the date of payment in accordance with the following procedure:

1.     Divide the applicable LATE PAYMENT INTEREST RATE, expressed as a percentage, by 360 (three hundred sixty) days.

2.     The result of the previous calculation, expressed as a percentage, shall be multiplied by the number of days during which the default actually occurred.

3.     The result of the previous calculation, expressed as a percentage, shall be multiplied by the overdue and unpaid balance (including principal and interest) and the product of said multiplication shall be expressed in dollars and shall correspond to the amount of late payment interest payable.

The DELINQUENCY INTEREST RATE shall also apply to the amount of financial obligations owed by “THE DEBTOR” that are not for capital or interest as provided for in this “CONTRACT” if they are not fulfilled in accordance with the terms agreed upon herein.

SECTION SIX - FEES

“THE DEBTOR” agrees to pay “EXITUS CAPITAL”, effective as of the date of execution of this “CONTRACT”, the following fees:

A.   OPENING FEE: For the origination of the loan. “THE DEBTOR” undertakes to pay “EXITUS CAPITAL”, on a one-time basis during the term of the “CONTRACT”, the amount resulting from multiplying the percentage indicated in NUMBER 21 (OPENING FEE) of the “LOAN TERMS” by the amount established in NUMBER 13 (TOTAL AMOUNT OF THE CREDIT LINE) of the “LOAN TERMS”. “THE DEBTOR” irrevocably authorizes “EXITUS CAPITAL” to deduct and withhold the total amount of this fee plus the corresponding Value Added Tax (VAT) from the first drawdown of the credit or, where applicable, in the manner set forth in NUMBER 21 (OPENING FEE) of the “CREDIT TERMS”.

B     DISPOSAL FEE:  “THE DEBTOR” agrees to pay “EXITUS CAPITAL”, on a one-time basis during the term of the “CONTRACT”, the amount specified in NUMBER 22 (DRAWING FEE) of the “CREDIT TERMS”. “THE DEBTOR” irrevocably authorizes “EXITUS CAPITAL” to deduct and withhold the total amount of this fee plus the corresponding Value Added Tax (VAT) at the time the “Third Credit Disbursement” is made.

The Parties expressly agree that there shall be no fees other than those specified in this “CONTRACT”.

SEVENTH - FUNDING BY “EXITUS CAPITAL”

“THE PARTIES” agree that it is the exclusive authority of “EXITUS CAPITAL”, and without liability on its part, to provide the funds for the loan through its own financing or by obtaining, in whole or in part, financing and/or guarantees under programs of Development Banks, Commercial Banks, Financial Institutions, any domestic or foreign financial intermediary, domestic or international agency, funds, or any other means that “EXITUS CAPITAL” may decide upon, wherefore, in this case, “THE DEBTOR” expressly authorizes “EXITUS CAPITAL” to assign, discount, or negotiate with any of the financial institutions or entities of its choice the contracts and/or promissory notes representing the credit disbursements, even prior to their maturity, in accordance with applicable law.

“THE DEBTOR” authorizes “EXITUS CAPITAL” to monitor the proper use of the loan proceeds, ensure compliance with this “CONTRACT” and oversee and track the loan, in accordance with its operating manuals. By virtue of the foregoing, “THE DEBTOR” agrees to allow “EXITUS CAPITAL”, any Development Bank institution, including Nacional Financiera, S.N.C. (NAFIN), Banco Nacional de Comercio Exterior, S.N.G. (BANCOMEX), and the Guarantee and Development Fund for Agriculture, Livestock and Poultry Farming (FIRA), National Financial Institution for Agricultural, Rural, Forestry, and Fisheries Development (FND), Ministry of Agriculture, Livestock, Rural Development, Fisheries, and Food (SAGARPA), Ministry of Finance and Public Credit (SHCP), auditing entities (Internal Control Body, Ministry of Public Administration, Federal Superior Audit Office, National Banking and Securities Commission, and external auditors) and any agency, financial intermediary, or international or national body that has participated in the financing of the loan and/or their representatives or the personnel they designate (hereinafter collectively referred to as “THE FUNDERS”), supervise and audit its business, wherefore “THE DEBTOR” is obligated to:

i.      Present financial and accounting statements to them
ii.     Provide them with all information or documents requested
iii.   Grant them access to its offices
iv.    Provide them with information

“THE DEBTOR” assumes all liability and, where applicable, agrees to pay any penalty for any breach of the operating rules of any of “THE FUNDERS” with whom “EXITUS CAPITAL” arranges the financing of the loan, provided that such rules have been communicated to or requested by “THE FUNDERS”.

“THE DEBTOR” in general, and particularly in the event that its credit line is funded through any of the entities mentioned in the first paragraph of this clause, undertakes to follow lawful business practices in the acquisition of the goods or services for which the credit funds are intended, as well as to comply with the provisions and recommendations set forth in the Anti-Corruption Guide issued by said entity (ies), which “EXITUS CAPITAL” shall deliver to “THE DEBTOR” electronically upon the signing of this “CONTRACT”.

EIGHTH - EARLY AND ADVANCE PAYMENTS

It is expressly agreed by the Parties that “THE DEBTOR” may make partial or full advance payments on the “LOAN” at any time without incurring any commission or penalty.

At any time, “THE DEBTOR” may make early or advance payments. “EXITUS CAPITAL” agrees to accept advance payments on the credits provided that “THE DEBTOR” requests it, is current with the required payments, and the amount of the advance payment is equal to or greater than the payment due in the corresponding period. Payments made by “THE DEBTOR” before the due date shall be considered advance payments and not early payments.

When “THE DEBTOR” requests to make advance payments, “EXITUS CAPITAL” will inform them of the outstanding balance; this information will be provided in writing if the advance payment is made at their residence or, otherwise, by telephone.

Advance payments will be applied exclusively to the outstanding capital balance. When the amount of the advance payments is insufficient to pay off the outstanding balance in full, “EXITUS CAPITAL” shall reduce the amount of the pending periodic payments, unless it agrees with “THE DEBTOR” to reduce the number of payments to be made. “EXITUS CAPITAL” shall calculate the amount of interest to be accrued based on the new outstanding balance.

Whenever “THE DEBTOR” makes an advance payment, “EXITUS CAPITAL” must provide a receipt for such payment, as well as the corresponding amortization schedule, along with the next account statement. In the case of advance payments equal to the outstanding balance, “EXITUS CAPITAL”, in addition to the payment receipt, must provide or make available to “THE DEBTOR” the account statement or document certifying the termination of the contractual relationship and the absence of any outstanding balances arising exclusively from said contractual relationship, within 10 (ten) business days from the date the outstanding balances were paid or on the next interest calculation date indicated on the cover page under the heading “cut-off date.”

“EXITUS CAPITAL” must report to credit reporting agencies that the account is closed with no outstanding balance within the timeframe established for such purposes by the Law Regulating Credit Reporting Agencies.

Upon termination of the contract, if there is a credit balance in favor of “THE DEBTOR”, it will be delivered to them on the date the relationship is terminated, and if “THE DEBTOR” fails to collect it, “EXITUS CAPITAL” will inform them that the balance is available at their address and will be returned via the same payment method used to receive the payment.

Early payments: “EXITUS CAPITAL” may accept early payments to be applied toward the next scheduled installment of the loan, provided that “THE DEBTOR” submits a written request. When the payment amount exceeds the amount due for a given period, “THE DEBTOR” must authorize that the funds exceeding their current obligations not be applied toward early payment of the principal, but rather as advance payments, by means of a handwritten, signed document including the following statement: “The User authorizes that the funds exceeding their current obligations not be applied toward advance payments of the principal, but rather be used to cover in advance the next immediate periodic payments of the loan.”

When “EXITUS CAPITAL” receives a payment for the period that is not yet due or for smaller amounts, the written notice referred to in the preceding paragraph will not be required. Each time “THE DEBTOR” makes an advance payment, “EXITUS CAPITAL” shall provide or make available to the latter a statement of account or document evidencing the advance payment and shall issue the corresponding receipt.

When the contract is terminated through another “Financial Institution,” the latter shall settle “THE DEBTOR’S” debt in accordance with the information provided by “EXITUS CAPITAL”, and once the debts are paid, the latter waives all remaining collection rights that may subsist after the time of cancellation

EIGHTH BIS - ALTERNATIVE SOURCE OF PAYMENT AND ACCELERATED CREDIT AMORTIZATION.

“THE DEBTOR” undertakes to make full or partial payment of the principal, plus interest and other applicable charges, at any time during the term of this “CONTRACT” and prior to the credit’s maturity date, using its own funds or the proceeds from the legal acts or instruments detailed in NUMBER 25 (ADDITIONAL OBLIGATIONS) of the “Loan Terms” section of this “CONTRACT”. “THE DEBTOR” hereby designates said resources as an alternative source of payment for the loan, in accordance with the requirements set forth in NUMBER 25 (ADDITIONAL OBLIGATIONS) of the “Loan Terms” section of this “CONTRACT”.

In the event that the cash flows generated through any of the aforementioned legal acts are insufficient to cover the amount of the corresponding amortization payment, “EXITUS CAPITAL” shall have the right to collect such difference together with the current amortization payment, including the payment of all or part of the principal, plus interest and other applicable charges, using the available cash flows as surplus funds.

Once each and every obligation incurred by “THE DEBTOR” has been fulfilled to the satisfaction of “EXITUS CAPITAL” and in the event that there is any remaining balance in favor of "THE DEBTOR“ ”EXITUS CAPITAL“ shall transfer the remaining amount within a period not exceeding 48 (forty-eight) hours to the account designated by ”THE DEBTOR“ in accordance with NUMBER 16 (DEBTOR’S ACCOUNT) of the “Credit Terms™” section of this “CONTRACT”.

EIGHTH TER - ADDITIONAL CONSIDERATION (“EQUITY KICKER”)
“THE DEBTOR” agrees to pay “EXITUS CAPITAL” an additional consideration equivalent to the amount of $3,102,982.00 USD (THREE MILLION ONE HUNDRED TWO THOUSAND NINE HUNDRED EIGHTY-TWO DOLLARS 00/ 100, LEGAL TENDER IN THE UNITED STATES OF AMERICA) (the “Equity Kicker”), in the manner and within the timeframes set forth in NUMBER 25 (ADDITIONAL OBLIGATIONS) of the “Credit Terms” section of this CONTRACT.

“THE DEBTOR” may pay the Equity Kicker using its own funds or by executing the legal acts set forth in NUMBER 25 (ADDITIONAL OBLIGATIONS) of the “Credit Terms” section of this “CONTRACT”. The obligation to pay the “Equity Kicker” shall in no case be subject to the success or variations of such legal acts and must be fulfilled without exception no later than the date established in the aforementioned section.

NINTH - TERM OF THE “CONTRACT”

“THE PARTIES” agree that this “CONTRACT” shall be effective as of the date of its execution and for the period specified in NUMBER 26 (TERM) of the “CREDIT TERMS”

“EXITUS CAPITAL” may, at its sole discretion, grant “THE DEBTOR” an extension of the term of this “AGREEMENT”. Said notification must be requested by “THE DEBTOR” during the last 12 (TWELVE) months of the original term of the credit. The extension of the term, if granted, shall be for an additional period determined by “EXITUS CAPITAL”, and the other terms of the credit shall remain unchanged, except for those expressly indicated in the extension notice. The granting of the extension shall be subject at all times to the approval of the authorized bodies of “EXITUS CAPITAL”, provided that “THE DEBTOR” is current in the fulfillment of each and every one of its payment obligations under this “CONTRACT” as of the date on which the extension is requested.

The “CONTRACT” shall remain in effect as long as there is an outstanding balance on the principal amount and related charges, or as long as any of “THE DEBTOR’S” obligations remain unpaid.

“THE PARTIES” acknowledge and agree that “THE DEBTOR” may request from “EXITUS CAPITAL” an extension of the CREDIT TERM for up to 72 (MONTHS), provided that “EXITUS CAPITAL” is notified in writing during said CREDIT TERM.

“EXITUS CAPITAL” reserves the right to terminate this “CONTRACT” early in the event that any of the situations mentioned in CLAUSE SIXTEEN arise.

“EXITUS CAPITAL” shall have the authority to conduct a comprehensive review of the loan at any time to verify compliance with the conditions and obligations incumbent upon “THE DEBTOR” and “THE JOINTLY AND SEVERALLY LIABLE PARTIES”: To this end, “THE DEBTOR” and “THE JOINTLY AND SEVERALLY LIABLE PARTIES” agree to keep their information up to date and to provide it at any time upon request by “EXITUS CAPITAL”.

TENTH — JOINTLY AND SEVERALLY LIABILE PARTIES

E.S. AGRUPACIÓN, S.A. DE C.V., AS WELL AS MR. ELIAS SACAL CABABIE AND MR. MARCOS SACAL COHEN, hereby act as joint and several guarantors for “THE DEBTOR” with regards to “EXITUS CAPITAL”, pursuant to the provisions of Article 1988 (one thousand nine hundred eighty-eight), 1989 (one thousand nine hundred eighty-nine) in force and other applicable provisions of the Federal Civil Code and their corresponding provisions in the other Civil Codes of the states of the Mexican Republic, as well as in accordance with Articles 109 (one hundred and nine) through 116 (one hundred and sixteen) in relation to Article 174 (one hundred and seventy-four) in force and other applicable provisions of the General Law on Credit Instruments and Transactions, and therefore undertakes to be absolutely and unconditionally liable for the full and timely payment of each and every obligation arising or that may arise from “THE DEBTOR” in accordance with the provisions of this “CONTRACT” and other related documentation, up to the amount of the Asset Statement. For these purposes, the obligations arising from the “CONTRACT” are considered indivisible; therefore, “THE JOINTLY AND SEVERALLY LIABLE PARTIES” are liable for the full amount of the credit granted. “THE JOINTLY AND SEVERALLY LIABLE PARTIES” undertake to comply with each and every one of the terms contained herein, as well as to execute the promissory note(s) documenting the terms of the credit, acting as guarantors in accordance with the provisions of the General Law on Credit Instruments and Operations and the General Law on Credit Auxiliary Organizations and Activities currently in force. “THE JOINTLY AND SEVERALLY LIABLE PARTIES” hereby waive the rights of priority, exclusion, and division referred to in Articles 2816 (two thousand eight hundred sixteen), 2822 (two thousand eight hundred twenty-two), 2823 (two thousand eight hundred twenty-three), 2839 (two thousand eight hundred thirty-nine) currently in force, and other applicable provisions of the Federal Civil Code and their corresponding provisions in the states of the Mexican Republic.

“THE JOINTLY AND SEVERALLY LIABLE PARTIES” submit their statement of assets, which indicates that they possess sufficient movable and immovable property and rights to guarantee the fulfillment of the obligations agreed upon in this “CONTRACT,” specifically those indicated in NUMBER 30 (ASSETS OF THE “JOINTLY AND SEVERALLY LIABLE PARTIES”) of the “CREDIT GUARANTEE (S)”; and hereby undertake to keep said assets free from any encumbrance, guarantee, lien, or limitation of ownership whatsoever during the term of this “CONTRACT”. Therefore, they may not encumber, sell, or in any way cause or permit any detriment to such assets without the prior authorization of “EXITUS CAPITAL”, as they acknowledge that these assets secure the credit granted in this “CONTRACT".

In the event that “THE DEBTOR” or “THE JOINTLY AND SEVERALLY LIABLE PARTIES” become aware of any action that could adversely affect the rights and/or ownership of the assets, they must notify “EXITUS CAPITAL” in writing no later than 3 (three) business days following the date on which they become aware of such action. “EXITUS CAPITAL” may request an expansion of the assets provided as collateral or listed in the statement of assets, which must be kept free of any encumbrance, guarantee, assignment, lien, or limitation of ownership for the duration of the obligations assumed in the “CONTRACT”.

ELEVENTH - SECURITIES

For the purpose of securing all obligations assumed under this “CONTRACT”, particularly the timely payment of the amount specified in NUMBER 13 (TOTAL AMOUNT OF THE CREDIT LINE) of the “CREDIT TERMS”, interest, and other payments and incidental charges arising from this “CONTRACT” by law, or by judicial rulings. “THE DEBTOR” and “THE JOINTLY AND SEVERALLY LIABLE PARTIES”, in their capacity as Settlors, shall irrevocably provide the GUARANTEES described in NUMBER 29 (DESCRIPTION AND CONDITIONS OF THE GUARANTEE) of the “CREDIT GUARANTEE (S)”.

“THE DEBTOR” AND “THE JOINTLY AND SEVERALLY LIABLE PARTIES,” to secure the payment obligations assumed in this instrument, shall be liable with all their assets, regardless of whether they have been listed in their statement of assets or not.

In the event that “THE DEBTOR” fails to fulfill the obligations assumed under the terms of this “CONTRACT” “THE JOINTLY AND SEVERALLY LIABLE PARTIES” shall be liable for such obligations, without limitation, up to the total amount of the corresponding debt; in the event that “THE JOINTLY AND SEVERALLY LIABLE PARTIES” fail to fully comply with the obligations incumbent upon “THE DEBTOR,” both the “DEBTOR” and “THE JOINTLY AND SEVERALLY LIABLE PARTIES” hereby expressly authorize “EXITUS CAPITAL” to take the necessary actions to enforce the guarantees granted, either first or simultaneously with any enforcement proceedings brought against “THE DEBTOR” and “THE JOINTLY AND SEVERALLY LIABLE PARTIES”.

TWELFTH - OBLIGATIONS TO ACT AND OBLIGATIONS TO REFRAIN FROM ACTING.

OBLIGATIONS OF “THE DEBTOR”

“During the term of this “CONTRACT” and until full payment of the principal, interest, fees, third-party expenses, and any other obligations owed by “THE DEBTOR” pursuant to the provisions herein. “THE DEBTOR” agrees to:

a)     Whenever requested by “EXITUS CAPITAL”, update its financial information and submit the trial balance, analytical accounts, account statements, income statement, balance sheet, and credit bureau inquiry form.

b)    Submit to “EXITUS CAPITAL”, within 60 (sixty)-calendar days following the end of each quarter, the internal financial statements for the immediately preceding quarter, duly signed by the legal representative and the head of the finance department or their equivalent, together with a report stating whether, as of the date of said financial statements, any breach under this “CONTRACT” has occurred; and in the event of a breach, specifying the nature thereof and, where applicable, the measures that have been taken and will be taken to rectify it.

c)     Submit to “EXITUS CAPITAL”, within 150 (one hundred fifty) calendar days following the close of its fiscal year, audited annual financial statements (balance sheet, income statement, cash flow statement), together with a letter signed by the legal representative and the head of the finance department or their equivalent, certifying that no breach has occurred; if a breach has occurred, the letter must specify the nature of the breach and, where applicable, the measures that have been taken and will be taken to rectify it.

d)    Notify “EXITUS CAPITAL” within 15 (fifteen)-calendar days of becoming aware of any event that constitutes or may constitute an “event of default”, together with a statement containing the details of such event, as well as the measures that have been taken and will be taken to rectify it.

e)    Notify “EXITUS CAPITAL” within 15 (fifteen) calendar days of becoming aware of the existence of i) any claim, action, litigation, proceeding, appeal, or arbitration before any administrative or judicial authority, or any domestic or foreign arbitration body; ii) any labor dispute provided that it affects or is likely to substantially and adversely affect the business, operations, or properties of “THE DEBTOR,” and iii) any other contingent liability or responsibility borne by “THE DEBTOR PARTY”.

f)     Comply with all laws, regulations, decrees, rules, and orders of any nature applicable to it, including, without limitation, the timely payment of all taxes and charges imposed on “THE DEBTOR” and its properties.

g)    Maintain in full force and legal effect the licenses, authorizations, concessions, permits, or registrations held by it as of the date of execution of the “CONTRACT", and obtain the licenses, authorizations, concessions, permits, or registrations that may hereafter be required for the ordinary course of its business and the fulfillment of its obligations arising from the “CONTRACT”.

h)    Maintain its accounting records in accordance with the Financial Reporting Standards applicable in Mexico, which must accurately reflect its operations, assets, and financial condition: therefore, it shall allow “EXITUS CAPITAL” to visit its offices and facilities and examine the accounting records, as well as provide “EXITUS CAPITAL” with any clarifications it reasonably requests regarding the accounting records, upon written notice to “THE DEBTOR” five (5) calendar days in advance.

i)     Maintain all assets necessary for its operations in good condition and carry out all repairs, replacements, additions, and improvements deemed necessary.

j)      It must preserve and maintain its corporate structure, existence, and legal personality without any statutory changes.

k)     Comply with its payment obligations arising from any credit it holds with “EXITUS CAPITAL” or any other party.

l)      Keep its business in operation without modifying its corporate purpose, economic activity, or legal status without the prior written consent of “EXITUS CAPITAL”.

m)    Authorize “EXITUS CAPITAL” to consult credit reporting agencies during the term of the “CONTRACT".

n)    Verify and carry out each and every necessary step and action aimed at ensuring that “THE JOINTLY AND SEVERALLY LIABLE PARTIES” strictly and punctually comply with each and every one of their obligations.

o)    To cooperate, where applicable, with “EXITUS CAPITAL” to manage, process, and obtain the registration of the guarantees granted with the Public Registry of Property and Commerce or the Single Registry of Movable Guarantees, with “THE DEBTOR” assuming the obligation to pay all notary fees, expenses, duties, and taxes incurred to obtain the corresponding registration.

p)     Use the loan for working capital, without changing the intended use specified in NUMBER 14 (USE OF THE LOAN) of the “LOAN TERMS AND CONDITIONS”.

q)     Comply with the obligations set forth in NUMBER 25 (ADDITIONAL OBLIGATIONS) of the “LOAN TERMS AND CONDITIONS”.

r)     The debtor may not take any actions leading to its dissolution, liquidation, transformation, merger, spin-off, or bankruptcy proceedings, nor may it make changes to the nature or scope of its business.

s)     It may not make any changes to the composition of your share capital and must maintain the same shareholder control as at the time the loan was entered into. You may not reduce your minimum share capital, nor declare or distribute dividends to your shareholders, without the prior written consent of “EXITUS CAPITAL”.

t)     It may not create any encumbrance on your assets, nor may you dispose of, assign, or transfer your property or rights by any means without the prior written consent of “EXITUS CAPITAL”.

u)    It may not grant preferential terms to another creditor regarding guarantees or payment schedules that subordinate the position of “EXITUS CAPITAL”.

v)   It may not guarantee the obligations of third parties, nor provide guarantees or sureties, nor incur additional short- or long-term debt, nor grant loans to shareholders or partners, without the prior written authorization of “EXITUS CAPITAL”.

w)   It may not sell, donate, encumber, or dispose of, in any form, in whole or in part, the equity interests of its company.

x)    Make new investments to obtain corporate control of another legal entity without the prior written consent of “EXITUS CAPITAL”.

“THE PARTIES” agree that the foregoing obligations may serve as conditions precedent to “EXITUS CAPITAL'S” obligation to grant the credit facilities.

II.    OBLIGATIONS OF THE “JOINTLY AND SEVERALLY LIABLE PARTIES”:

During the term of this “CONTRACT” and until full payment of the disbursements, interest, fees, third-party expenses, and any other obligations owed by “THE DEBTOR” as set forth herein, “THE JOINTLY AND SEVERALLY LIABLE PARTIES” agree to:

a)    Remain in good standing, to the satisfaction of “EXITUS CAPITAL”, regarding all of the credits to which they are a party, which they must prove with a credit bureau report.

b)    Not to sell, donate, encumber, or enter into any legal act for the purpose of substituting or separating their movable or immovable property that constitutes their current assets and that they voluntarily consider to be subject to the personal guarantee they hereby assume.

c)     Keep their assets current in the payment of any taxes or fees, including, among others, property tax, water service charges, or any other fees for which they are responsible, arising from the possession of said assets.

d)    Not to exercise collection rights or any other actions that may be available to them against “THE DEBTOR” until “EXITUS CAPITAL” has received full payment of the obligations contained in this “CONTRACT”.

e)     They expressly agree and undertake, with respect to all their assets, including but not limited to:

1.     Not to transfer, place in trust, or physically or legally alter their assets without the prior written consent of “EXITUS CAPITAL”.

2.     Not to take any action that would affect their assets or result in their seizure, or that would subject them to any judicial or administrative proceedings;

3.    Not to grant any type of irrevocable power of attorney—whether general or specific—intended to transfer, encumber, or otherwise dispose of their assets, without the prior written consent of “EXITUS CAPITAL”.

4.    Not to modify the tax regime under which they are currently registered with the Federal Taxpayers Registry of the Ministry of Finance and Public Credit without the prior written consent of “EXITUS CAPITAL”.

5.    Not to create any encumbrance on their assets, nor to dispose of, assign, or transfer their assets or rights by any means, without the prior written consent of “EXITUS CAPITAL”.

6.    It may not guarantee any obligation of any person, nor provide surety or guarantees, nor encumber its assets, nor incur additional debt, whether short-term or long-term, nor grant loans to shareholders without the prior written consent of “EXITUS CAPITAL”.

THIRTEENTH - FORTUITOUS EVENT OR FORCE MAJEURE

“THE DEBTOR” and “THE JOINTLY AND SEVERALLY LIABLE PARTIES” undertake to comply with this “CONTRACT” even in the event of unforeseeable circumstances or force majeure, in accordance with the provisions of Article 2111 (two thousand one hundred eleven) of the Federal Civil Code and its corresponding provisions in the civil codes of the states of the Mexican Republic.

FOURTEENTH - ENVIRONMENTAL PROTECTION

“THE DEBTOR” undertakes to ensure that, in the course of its business operations, it will strive to preserve and improve the environment, as well as promote the well being of its employees and the surrounding community, and prevent any harm to them by implementing the following measures:

a.     Operate professionally and perform regular maintenance on the machinery and equipment used in the company’s activities.

b.     Not discharge solid or liquid waste without prior authorization from the competent environmental authority.

c.     Protect the health of employees and the surrounding community.

d.     Comply with local, regional, and national socio-environmental regulations.

“EXITUS CAPITAL”, if it deems it necessary, may visit the facilities of “THE DEBTOR” and provide guidance or technical recommendations regarding the environmental and social aspects of the operation, for the purpose of evaluating compliance with the provisions of this clause

FIFTEENTH — ANTI-CORRUPTION

In the course of its business activities and in the use of the funds derived from this loan, “THE DEBTOR” undertakes to follow lawful business practices, comply with the anti-corruption policy of “EXITUS CAPITAL”, and not to engage in or tolerate any act of corruption, including bribery, extortion, incitement to commit a crime, influence peddling, and money laundering of the proceeds of such practices.

“THE DEBTOR” undertakes to develop and implement reasonable preventive measures to ensure that its officers, representatives, employees, subsidiaries, subcontractors, or agents do not engage in corrupt practices.

SIXTEENTH - GROUNDS FOR TERMINATION OF THE CONTRACT

“EXITUS CAPITAL” may terminate this “CONTRACT” early if any of the following “events of default” occur:

a)     If “THE DEBTOR” fails to pay, upon maturity, any amount of principal drawn down, interest, fees, and any other payable amounts owed under this “CONTRACT” or any other line of credit in favor of “EXITUS CAPITAL”.

b)    A determination that any representation made by “THE DEBTOR” is false or incorrect in any material respect, or that any certificate or document delivered by “THE DEBTOR” to “EXITUS CAPITAL” is false.

c)    The breach by “THE DEBTOR” and/or “THE JOINTLY AND SEVERALLY LIABLE PARTIES” of any obligation, covenant, or agreement that must be fulfilled under this “CONTRACT” particularly those set forth in CLAUSE TWELVE.

d)    The state of insolvency, the filing for bankruptcy by “THE DEBTOR”, disqualification as a merchant, the transfer by “THE DEBTOR” of a substantial portion of its assets to its creditors, or the deprivation of ownership, custody, or control of a substantial portion of the assets or business of “THE DEBTOR”, through expropriation, seizure, or intervention by any governmental authority.

e)    If “THE CREDITOR” fails to maintain the same shareholding control during the term of this “CONTRACT”, following prior written notice from “EXITUS CAPITAL”.

 f.    If “THE DEBTOR” takes actions tending to dispose of or encumber its assets during the term of this “CONTRACT” without the prior written consent of “EXITUS CAPITAL”.

g)    If any authority or person seizes, expropriates, or assumes custody or control of all or any significant portion of the assets of “THE DEBTOR”, or removes the management of “THE DEBTOR”, or restricts its ability to conduct its business.

h)    If the loan amount is not used for the purposes specified in NUMBER 14 (USE OF THE LOAN) of the “LOAN TERMS AND CONDITIONS”, respectively.

i)     If “THE DEBTOR” fails to pay its tax or social security contributions, or any other obligations to which it is subject, or if labor or tax disputes arise that jeopardize the continuity of “THE DEBTOR’S” normal operations.

j)     If “THE DEBTOR” admits in writing its inability to pay its debts, or makes a general assignment of its assets for the benefit of various creditors, or files for bankruptcy.

k)    If “THE DEBTOR” and/or “THE JOINTLY AND SEVERALLY LIABLE PARTIES” secure or permit the securing of debts through the creation of a mortgage, pledge, or any other encumbrance or security interest on all or part of the assets provided as collateral.

l)     If “THE DEBTOR” and/or “THE JOINTLY AND SEVERALLY LIABLE PARTIES” breach any other agreement or contract under which they receive loans, credits, or financing of any kind from “EXITUS CAPITAL” or third parties.

m)   If, as a result of any legal action brought against them, the “JOINTLY AND SEVERALLY LIABLE PARTIES” experience deterioration in their financial or economic stability that impairs their ability to repay the loan or fulfill the guarantees provided, if any.

n)    If any falsehood is discovered in the information or documentation provided by “THE DEBTOR” and/or “THE JOINTLY AND SEVERALLY LIABLE PARTIES” regarding any material aspect that served as the basis for granting the loan, regardless of any penalties that may be applicable under the law.

o)    If “THE DEBTOR” and/or “THE JOINTLY AND SEVERALLY LIABLE PARTIES” fail to provide, in a timely manner, in the proper form, and to the satisfaction of “EXITUS CAPITAL”, the guarantees described in NUMBER 29 (DESCRIPTION AND CONDITIONS OF THE GUARANTEE); or, if they fail to keep them in force and free of any encumbrance, or fail to comply with the established capacity, as set forth in CLAUSE ELEVEN.

p)    Any breach of any of the Obligations to Act and to Refrain from Acting, whether partial or total.

In the event that any of the foregoing circumstances occur and the “CONTRACT” is terminated, the provisions of CLAUSE SEVENTEEN shall apply.

SEVENTEENTH — EARLY TERMINATION

In the event of any of the “Events of Default” mentioned in the preceding clause or of any breach of an obligation agreed upon in the “CONTRACT", “EXITUS CAPITAL” may terminate this “CONTRACT” early, without the need for any notice, lawsuit, summons, request, or other communication of any kind, to which “THE DEBTOR” by this means expressly waives.

“EXITUS CAPITAL” shall declare the outstanding principal amount, the ordinary and default interest accrued thereon, and all other amounts payable under the terms of this “CONTRACT” to be immediately due and payable, and such amounts shall be immediately due and payable in the event of any breach of the obligations under this “CONTRACT”.

“THE DEBTOR” may, at any time and without any charge, commission, or penalty, request the early termination of this “CONTRACT", and shall be obligated to immediately pay the outstanding balance of the credit facility, including the principal and any other amounts it has generated, without any penalty or commission, in accordance with the provisions of Clause THIRTIETH of this “CONTRACT”

EIGHTEENTH - CREDIT RESTRICTION

Pursuant to the provisions of Article 294 (two hundred ninety-four) of the General Law on Credit Instruments and Transactions, “THE PARTIES” hereby expressly and irrevocably agree that “EXITUS CAPITAL” may, at any time and without any requirement other than providing written notice to "THE DEBTOR“, restrict the amount of the Credit or the Drawing Period or both at the same time. Once the amount of the Credit or the Drawing Period or both have been restricted, the portion of the Credit not yet drawn by ”THE DEBTOR" up to that point shall be extinguished. The portion of the Credit that “THE DEBTOR” has drawn down up to that point, at the sole discretion of “EXITUS CAPITAL”, shall remain subject to the same payment terms as those in effect on the date “THE DEBTOR” made the respective drawdown.

NINETEENTH - LOAN CANCELLATION

Pursuant to the provisions of Article 11 Bis 1 (Eleven Bis One) of the current Law on Transparency and Regulation of Financial Services, “THE DEBTOR” has a period of 10 (ten) business days following the signing of this “CONTRACT” to cancel it without liability to “THE DEBTOR” and without any commission charged by “EXITUS CAPITAL,” provided that “THE DEBTOR” has not drawn down the granted credit, returning everything to the state in which it was prior to signing.

TWENTIETH - STATEMENTS OF ACCOUNT
“EXITUS CAPITAL” will send a monthly statement of account via email in the name of “THE DEBTOR” within 10 (ten) calendar days following the monthly cutoff date, which will contain at least the following information: (i) Name, address, telephone number, and registered office of “EXITUS CAPITAL”; (ii) Name of “THE DEBTOR”; (iii) Loan identification details; (iv) The period to which it corresponds; (v) Due date for payment of ordinary interest or the corresponding principal repayment; (vi) The outstanding balance of the loan, as well as payments made during the period, including, where applicable, advance payments: the allocation of each payment and, where applicable, charges incurred for the period itself, indicating the description, if applicable, the number of outstanding payments, and (vii) the ordinary and late payment interest rates (hereinafter the Account Statement). The foregoing replaces the obligation to send the account statement to the address of “THE DEBTOR”, on the understanding that “THE DEBTOR” may request at any time that the Account Statement be sent to their address.

“THE DEBTOR” and “EXITUS CAPITAL” agree that the Account Statement will be sent by email to the address indicated in NUMBER 10 (ADDRESS AND EMAIL OF “THE DEBTOR”) in the “GENERAL INFORMATION” section and on the cover page of this “CONTRACT” (which forms an integral part thereof), and in the event of failure to receive the Account Statement is not received, “THE DEBTOR” may request it from “EXITUS CAPITAL” at the address indicated in this “CONTRACT” and in accordance with the procedure established in CLAUSE TWENTY-FIVE.

“THE DEBTOR” has the right to request any clarification regarding the information contained in the Account Statement by submitting a written request to the address of “EXITUS CAPITAL”: If “THE DEBTOR” does not contest in writing to “EXITUS CAPITAL” the transactions, items, and amounts reflected in the Account Statement within 120 (one hundred twenty) calendar days following the execution of the transaction or movement, it shall be understood that “THE DEBTOR” agrees with the content and therefore may not dispute them.

“THE PARTIES” acknowledge that electronic means do not constitute an encrypted or secure means of transmission and that, therefore, errors, delays, or problems in transmission and/or unauthorized alterations in notifications may occur.

“THE PARTIES” acknowledge that electronic means do not constitute an encrypted or secure method of transmission and that, therefore, errors, delays, or transmission issues and/or unauthorized alterations to notifications may occur.

Additionally, “THE DEBTOR” may check balances, transactions, and account activity related to this loan; for this purpose, “EXITUS CAPITAL” provides the telephone number 01 (55) 4170 9900, where assistance will be available Monday through Thursday from 9:00 a.m. to 6:00 p.m. and Friday from 9:00 a.m. to 4:00 p.m., except on non-business days, and the debtor must provide the name or business name of the credit holder.

TWENTY-FIRST - ENFORCEMENT INSTRUMENT

Pursuant to Article 87-F (eighty-seven, hyphen, letter F) of the General Law on Credit Organizations and Auxiliary Activities, this “CONTRACT", along with the account statement certified by the accountant authorized by “EXITUS CAPITAL”, shall constitute an enforceable instrument without the need for notarization of signatures or any other requirement.

TWENTY-SECOND - CAT

CAT shall be understood as the Total Annual Cost of financing expressed as an annual percentage rate, which, for informational and comparative purposes, includes all costs and expenses associated with the loan. In this specific case, the Total Annual Cost of the loan that “THE DEBTOR” is entering into hereunder is the annual percentage rate mentioned on the cover page of this “CONTRACT” (which forms an integral part thereof), excluding the applicable Value Added Tax (VAT), For information and comparison purposes only, this is hereby incorporated herein as if set forth in full.

TWENTY-THIRD - CREDIT INFORMATION

“THE DEBTOR” and “THE JOINTLY AND SEVERALLY LIABLE PARTIES” hereby expressly authorize “EXITUS CAPITAL” to, during the term of this “CONTRACT” and until all obligations contained herein have been fulfilled, to provide, consult, request, and obtain from any Credit Information Agency information regarding credit transactions and other similar transactions in which it has been involved.

“THE DEBTOR” and “THE JOINTLY AND SEVERALLY LIABLE PARTIES” declare that they are fully aware of the nature and scope of such information, as well as the use that “EXITUS CAPITAL” will make of their information; and consent to “EXITUS CAPITAL” conducting periodic inquiries into their credit history for the duration of their legal relationship, regardless of its term.

TWENTY-FOURTH - PERSONAL DATA AND INFORMATION CONFIDENTIALITY

“EXITUS CAPITAL” undertakes and agrees to maintain absolute confidentiality regarding all information provided by “THE DEBTOR” in accordance with this “CONTRACT”. Confidential information to which “EXITUS CAPITAL” has access may not be disclosed to any third party under any circumstances. Furthermore, it is hereby stated that the data provided will be accessed solely and exclusively by the team of professionals at “EXITUS CAPITAL”. As an exception to the foregoing, “EXITUS CAPITAL” will provide, without the need for prior authorization, the information of “THE DEBTOR” and “THE JOINTLY AND SEVERALLY LIABLE PARTIES” when requested by a judicial authority or any other authority empowered to do so.

“THE DEBTOR” may modify, add to, or correct the information in its file, while maintaining the confidentiality of such information. The personal data that “EXITUS CAPITAL” obtains from “THE DEBTOR” and “THE JOINTLY LIABLE PARTIES” will be used exclusively for the purposes specified and authorized in the PRIVACY NOTICE. Furthermore, in accordance with the Federal Law on the Protection of Personal Data Held by Private Parties, you are hereby informed that the PRIVACY NOTICE may be consulted and is available on the website www.exitus.com, and “THE DEBTOR” and “THE JOINTLY AND SEVERALLY LIABLE PARTIES” hereby declare that they are familiar with its text for all legal purposes and accept the obligations and rights set forth therein by signing this “CONTRACT”.

ARTICLE 25 - REQUESTS, INQUIRIES, CLARIFICATIONS, DISAGREEMENTS, AND COMPLAINTS

For the purpose of submitting any clarification, inquiry (including information on balances, transactions, and account activity), disagreement, claim, or complaint regarding the information contained in the account statement or any matter arising from the opening of the credit facility covered by this “CONTRACT", “THE DEBTOR” may do so through the Specialized Customer Service Unit.

You may submit any questions, general inquiries about the contracted product, balance inquiries, transaction inquiries, or requests for clarification, requests, disputes, or complaints to the SPECIALIZED UNIT at any time, in writing with a handwritten signature and prior identification, stating your request or complaint and attaching the CONTRACT and annexes for the contracted product or service, as well as a copy of a valid official identification document. Once the aforementioned documentation is received, we will respond within the timeframes established by the Law for the Protection and Defense of Financial Services Users.

For a clarification or claim, “THE DEBTOR” has a period of 90 (ninety) calendar days from the date of the event giving rise to the claim or from the interest calculation date, in accordance with the following Procedure, provided for in Article 23 (twenty-three) of the current Law on Transparency and Regulation of Financial Services, The customer service procedure set forth therein and to which “EXITUS CAPITAL” is subject is transcribed below:

I.      If the Customer disagrees with any transaction appearing on the relevant account statement or in the electronic, optical, or other technological media agreed upon, the Customer may submit a request for clarification within ninety calendar days from the statement date or, where applicable, from the date the transaction or service was performed.

The request may be submitted to the branch where the account is held or to the specialized unit of the institution in question, in writing, via email, or through any other means that provides reliable proof of receipt. In all cases, the institution is required to acknowledge receipt of such a request.

In the case of amounts payable by the Customer that have been charged through any mechanism determined for this purpose by the National Commission for the Protection and Defense of Financial Services Users in general provisions, the Customer shall have the right not to make the payment for which clarification is requested, as well as any other amount related to said payment, until the clarification is resolved in accordance with the procedure referred to in this article.

II.    Once the request for clarification is received, the institution shall have a maximum period of forty-five days to provide the Customer with the corresponding ruling, attaching a simple copy of the document or evidence considered for the issuance of said ruling, based on the information that, in accordance with applicable provisions, must be in its possession, as well as a detailed report addressing all the facts contained in the request submitted by the Customer. In the case of complaints regarding transactions carried out abroad, the period provided for in this paragraph shall be up to one hundred and eighty calendar days.

The aforementioned ruling and report must be prepared in writing and signed by authorized personnel of the institution. In the event that, in accordance with the opinion issued by the institution, collection of the respective amount is deemed appropriate, the Customer must make payment to the entity at their own expense, including ordinary interest as agreed, without the collection of default interest or other incidental charges arising from the suspension of payment made pursuant to this provision;

III.   Within forty-five calendar days from the delivery of the ruling referred to in the preceding paragraph, the institution shall be obligated to make available to the Customer, at the branch where the account is held or at the specialized unit of the institution in question, the file generated as a result of the request, as well as to include therein, under its strictest responsibility, all documentation and information that, in accordance with applicable provisions, must be in its possession and that is directly related to the corresponding request for clarification, without including data pertaining to transactions involving third parties.

IV.   If the institution fails to respond in a timely manner to the Client’s request or fails to provide the opinion and detailed report, as well as the aforementioned documentation or evidence, the National Commission for the Protection and Defense of Financial Services Users shall impose a fine in accordance with the terms set forth in Section XI of Article 43 of this Law, in an amount equivalent to that claimed by the Customer under the terms of this article; and

V.    Until the request for clarification is resolved in accordance with the procedure outlined in this article, the institution may not report the amounts subject to said clarification as past due to credit reporting agencies.

The foregoing is without prejudice to the right of Clients to appeal to the National Commission for the Protection and Defense of Financial Services Users or to the corresponding jurisdictional authority in accordance with applicable legal provisions, as well as to any sanctions that may be imposed on the institution for non-compliance with the provisions of this article. However, the procedure provided for in this article shall cease to have effect once the Client files their claim with a jurisdictional authority or pursues their complaint within the terms and time limits established by the Law for the Protection and Defense of Financial Services Users.

In accordance with the provisions of the current Law on the Protection and Defense of Financial Services Users, “EXITUS CAPITAL” makes available its Specialized Customer Service Unit (UNE) for the submission and follow-up of requests, inquiries, clarifications, and complaints related to the transaction or service contracted, which is available Monday through Thursday from 9:00 a.m. to 6:00 p.m. and Friday from 9:00 a.m. to 4:00 p.m. at the address located at 5420 Mexico-Toluca Highway, 8th floor, Office 801, El Yaqui, Cuajimalpa, Morelos Borough, Mexico City, Zip Code 05320, via email at unecapltal@exitus.com  and by phone at 01 (55) 4170-9916 and 01 (55) 41709-900,

In the event that “THE DEBTOR” requires assistance from the National Commission for the Protection and Defense of Financial Services Users (CONDUSEF), “EXITUS CAPITAL” provides the contact information for said entity. Website: www.gob.mx/condusef
Email: asesoria@condusef.gob.mx
Phone numbers: Nationwide 01 800 999 80 80 and in Mexico City: (55) 53 40 09 99

TWENTY-SIXTH - NOTIFICATION ADDRESSES

Unless otherwise specified, all notices, notifications, communications, and requests provided for in this “CONTRACT” shall be in writing and shall be delivered to each party to this “CONTRACT” at the addresses specified in this “CONTRACT”, or at any other address that such party designates by written notice given to the other party to this “CONTRACT”. Said notices and communications shall take effect upon delivery. Likewise, “THE PARTIES” designate the valid email addresses for communications that, pursuant to this “CONTRACT”, may be made electronically. “THE PARTIES” acknowledge that electronic means do not constitute an encrypted or secure means of transmission and that, therefore, errors, delays, or problems in transmission and/or unauthorized alterations to notifications may occur.

For these purposes, “THE PARTIES” designate the following as their address for service of process pursuant to Article 1070 (one thousand seventy) of the Commercial Code currently in force:

“EXITUS CAPITAL”: 5420 Mexico-Toluca Highway, 8th Floor, Office 801, El Yaqui, Cuajimalpa de Morelos Borough, Mexico City. ZIP Code 05320.

“THE DEBTOR”: The address and email address indicated in SECTION 10 (“ADDRESS AND EMAIL ADDRESS OF THE CREDITOR”) of the “GENERAL INFORMATION.”

“THE JOINTLY AND SEVERALLY LIABLE PARTIES”: The addresses and email addresses indicated in NUMBER 11 (“THE JOINTLY AND SEVERALLY LIABLE PARTY” AND/OR “GUARANTOR”) of the “GENERAL INFORMATION”.

In the event that any of “THE PARTIES” changes their address or email address, they must notify the other party no later than 5 (five) days after the change occurs; otherwise, if there is no prior notice to the other party, any notice or notification sent to the addresses or email addresses listed in this “CONTRACT” will be deemed valid for all legal purposes as may apply.

TWENTY-SEVENTH - AMENDMENTS TO THE “AGREEMENT”

“THE PARTIES” agree that any amendment to the terms, amount, deadlines, and conditions of the “CONTRACT” must be set forth solely and exclusively by means of a written agreement duly signed by all parties to this “CONTRACT”.

“EXITUS CAPITAL” may modify any other terms of this “CONTRACT” upon providing 30 (thirty) calendar days’ prior notice to “THE DEBTOR” via the Account Statement. In the event that “THE DEBTOR” does not agree with the modifications made to the “CONTRACT”, it may request the termination of the “CONTRACT” within 30 (thirty) days following the notice, without any liability on its part and under the originally agreed-upon conditions, and must cover, if applicable, any outstanding balances incurred up to the end of the transaction or service, without “EXITUS CAPITAL” being entitled to charge any commission or penalty for such reason. Once the aforementioned period has elapsed, without “EXITUS CAPITAL” having received any communication from “THE DEBTOR” regarding the modifications made, all modifications to this “CONTRACT” shall be deemed accepted.

The modifications referred to in this section may not pertain to fees, on the understanding that no new fees may be established, their amounts may not be increased, nor may interest rates be modified, except in the case of restructuring with the user’s prior express consent

TWENTY-EIGHTH - POWERS OF “EXITUS CAPITAL”

"No failure or delay on the part of “EXITUS CAPITAL” in exercising any of its rights, powers, or remedies under this “CONTRACT” shall be deemed a waiver thereof, nor shall any single or partial exercise of any such rights, powers, or remedies preclude any other or subsequent exercise thereof or the exercise of any other right, power, or remedy. The rights and remedies provided for in this “CONTRACT” are cumulative and do not exclude any right or remedy provided by law, provided they do not conflict with it.

TWENTY-NINTH — ASSIGNMENT OF RIGHTS

“THE DEBTOR” and “THE JOINTLY AND SEVERALLY LIABLE PARTIES” hereby expressly authorize “EXITUS CAPITAL” to transfer, endorse, assign, or otherwise dispose of, in whole or in part, the contracts and the documents supporting them, under the terms and for the purposes deemed most appropriate by “EXITUS CAPITAL,” including all ancillary rights, even before their maturity, with “THE DEBTOR” and “THE JOINTLY AND SEVERALLY LIABLE PARTIES” expressing their willingness to recognize those to whom the aforementioned rights are transferred—whether endorsees or assignees—as having the same rights as “EXITUS CAPITAL”, with no further requirements other than notification of the assignment, in accordance with applicable legal provisions.

In accordance with the provisions of Article 299 (two hundred ninety-nine) of the General Law on Credit Instruments and Transactions currently in force. “THE DEBTOR” and “THE JOINTLY AND SEVERALLY LIABLE PARTIES”, in their capacities as Subscriber and Guarantors, respectively, expressly authorize “EXITUS CAPITAL” to discount, endorse, or assign in any legal form, or to negotiate by any means permitted by law, the promissory notes documenting the transaction, and undertake to pay them to the person or persons who legally hold them. “THE DEBTOR” and “THE JOINTLY AND SEVERALLY LIABLE PARTIES” may under no circumstances assign the rights and obligations agreed upon in this “CONTRACT” without the prior written authorization of “EXITUS CAPITAL”.

THIRTIETH - REQUEST FOR TERMINATION OF THE CONTRACT

For this loan, “THE DEBTOR” may request that “EXITUS CAPITAL” terminate this “CONTRACT” early or, upon having fulfilled all of its obligations, by submitting a written REQUEST FOR TERMINATION, without incurring any commission or penalty for such request. The aforementioned request must be submitted in writing with a handwritten signature to the address of “EXITUS CAPITAL”, which will verify the identity of “THE DEBTOR” and require that a simple copy of their official identification be attached.

Once the request is received, “EXITUS CAPITAL” will provide “THE DEBTOR” with an acknowledgment of receipt and a confirmation code or receipt reference number. Upon completion of the above, “EXITUS CAPITAL” will proceed to:

1.     Cancel the direct debit, if applicable.

2.     Cancel the payment methods linked to the “CONTRACT” on the same date the request was submitted, if applicable.

3.     Reject any transaction attempted after the cancellation of the payment methods. Consequently, no additional charges may be made from the moment the cancellation is made, except for those already generated but not yet reflected.

4.     Cancel, without liability, the billing for any product or service associated with this “CONTRACT”, if applicable.

THIRTIETH - REQUEST FOR TERMINATION OF THE AGREEMENT

For this loan, “THE DEBTOR” may request that “EXITUS CAPITAL” terminate this “CONTRACT” early or, upon having fulfilled all of its obligations, by submitting a written REQUEST FOR TERMINATION, without incurring any commission or penalty for such request. The aforementioned request must be submitted in writing with a handwritten signature to the address of “EXITUS CAPITAL”, which will verify the identity of “THE DEBTOR” and require that a simple copy of their official identification be attached.

Once the request is received, “EXITUS CAPITAL” will provide “THE DEBTOR” with an acknowledgment of receipt and a confirmation code or receipt reference number. Upon completion of the above, “EXITUS CAPITAL” will proceed to:

1.     Cancel the direct debit, if applicable.

2.     Cancel the payment methods linked to the “CONTRACT” on the same date the request was submitted, if applicable.

3.     Reject any transaction attempted after the cancellation of the payment methods. Consequently, no additional charges may be made from the moment the cancellation is made, except for those already generated but not yet reflected.

4.     Cancel, without liability, the billing for any product or service associated with this “CONTRACT”, if applicable.

If there are no outstanding balances, “EXITUS CAPITAL” will terminate the “CONTRACT” no later than the next business day following receipt of the termination request. If there are outstanding balances, “EXITUS CAPITAL” will notify “THE DEBTOR” of the amount of the outstanding balances no later than the next business day following receipt of the request, and within the following 5 (five) business days, “EXITUS CAPITAL” will make the aforementioned information available to “THE DEBTOR” the aforementioned information on a specific date at the address of “EXITUS CAPITAL”, and once the amount owed has been paid, the “CONTRACT” shall be terminated.

Once all outstanding balances have been settled, and in the event of a credit balance, “EXITUS CAPITAL” must remit it to “THE DEBTOR” on the date the transaction is deemed complete; and in the event that “THE DEBTOR” does not visit the “EXITUS CAPITAL” office, the latter will inform “THE DEBTOR” that the funds are available and will return them via the same payment method used to receive them.

Within 10 (ten) business days following the full payment of all debts and obligations owed by “THE DEBTOR”, “EXITUS CAPITAL” will make available to “THE DEBTOR” the Account Statement and the Settlement Letter confirming the absence of any outstanding debts and the termination of the contractual relationship. Likewise, “EXITUS CAPITAL” will report to the relevant Credit Reporting Agencies that the account is closed with no outstanding balance within the following five business days.

In the event that “THE DEBTOR” does not request early termination of the contract from “EXITUS CAPITAL” and pays off the entire loan amount, “EXITUS CAPITAL” must provide or make available to “THE DEBTOR” the account statement or Letter of Settlement confirming the absence of any outstanding balances arising exclusively from this relationship, within 10 (ten) business days from the date the balances were paid or on the next billing date.

THIRTY-FIRST - HEADINGS AND DEFINITIONS

The headings included in each clause of this “CONTRACT” are for reference purposes only; therefore, they should not be considered to define, limit, or describe the content of said clauses and shall have no bearing on the legal interpretation of their content. When the “CONTRACT” refers to the terms established and defined in the sections titled “GENERAL INFORMATION,“ ”CREDIT TERMS“, and ”CREDIT GUARANTEE (S)", it shall be understood that they refer to the information set forth therein; regardless of whether they are used in the singular or plural, feminine or masculine, they shall have the meaning attributed to them in said sections.

THIRTY-SECOND - JURISDICTION
“THE PARTIES” expressly submit to the jurisdiction of the place where this “CONTRACT” is signed, and in the event of a dispute, “THE PARTIES” submit to the jurisdiction of the competent courts determined by the party bringing the action; hereby “THE DEBTOR” and “THE JOINTLY AND SEVERALLY LIABLE PARTIES” expressly waive any other jurisdiction that might apply to them by reason of their present or future addresses.

THIRTY-THIRD  -  EXPENSES AND FEES
“THE PARTIES” agree that all expenses, third-party fees, taxes, duties, or fees incurred or arising from the execution and formalization of this “CONTRACT” and its subsequent amendments, including those relating, where applicable, to procedures, registrations, or cancellations of guarantees before the corresponding public registry (hereinafter the “EXPENSES”), shall be borne by “THE DEBTOR”, who undertakes to cover them immediately upon their occurrence and in accordance with the provisions of this “CONTRACT.”

In the event of a failure by “THE DEBTOR” to make timely payment of any of the “EXPENSES”, “EXITUS CAPITAL” reserves the right to make, on behalf of and at the expense of “THE DEBTOR”, the payment of any of the items referred to in this clause. In this case, “THE DEBTOR” expressly authorizes “EXITUS CAPITAL” to make the payments on its own behalf and to charge the amount of the “EXPENSES” to the credit granted in this instrument. Upon disbursement, such amounts shall become part of the amounts immediately due and payable to “EXITUS CAPITAL” pursuant to this “CONTRACT”.

If “THE DEBTOR” defaults on payment of the “EXPENSES” or any ancillary charges arising from the execution of this “CONTRACT” and its guarantees, if any, the DEBTOR agrees to pay such amounts plus late payment interest at the rate set forth in NUMBER 20 (INTEREST RATE ON OVERDUE PAYMENTS) of the “CREDIT TERMS”,

THIRTY-FOURTH – ABSENCE OF DEFECTS”

THE PARTIES, having read this “CONTRACT”, declare that it reflects their true intent regarding the agreed-upon terms and that there is therefore no error, fraud, bad faith, coercion, duress, or any other defect of consent.

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Entries regarding the legal scope and content of this “CONTRACT” and the Credit Cover Page, which forms an integral part thereof, “THE PARTIES” sign this document in 4 (four) copies, consisting of 29 (twenty-nine) pages in English, and one copy is delivered to each of the parties, in Mexico City on the 30th day of June in the year 2025.

“THE CREDITOR”
EXITUS CAPITAL, S.A.P.I. DE C.V., SOFOM, E.N.R.
AUTOGRAPH SIGNATURE
RAMON GARCIA TORRES
ATTORNEY-IN-FACT

“THE CREDITOR”
EXITUS CAPITAL, S.A.P.I. DE C.V., SOFOM, E.N.R.
ALEJANDRO JAVIER LIANO CASTRO
ATTORNEY-IN-FACT

“THE DEBTOR” AND “GUARANTOR”
MURANO WORLD, S.A. DE C.V
MARCOS SACAL COHEN
ATTORNEY-IN-FACT

“THE JOINTLY AND SEVERALLY LIABLE PARTY AND “THE GUARANTOR”
ELIAS SACAL CABABIE
REPRESENTED IN THIS DOCUMENT BY:
MARCOS SACAL COHEN
ATTORNEY-IN-FACT

“THE JOINTLY AND SEVERALLY LIABLE PARTY”
E.S. AGRUPACIÓN, S.A. DE C.V.
MARCOS SACAL COHEN
ATTORNEY-IN-FACT

“THE JOINTLY AND SEVERALLY LIABLE PARTY”
MARCOS SACAL COHEN
IN HIS OWN RIGHT

“THE JOINTLY AND SEVERALLY LIABLE PARTY”
E.S. AGRUPACIÓN, S.A. DE C.V.
MARCOS SACAL COHEN
ATTORNEY-IN-FACT

“THE JOINTLY AND SEVERALLY LIABLE PARTY”
MARCOS SACAL COHEN
IN HIS OWN RIGHT

In the City of Parral, Chihuahua, United Mexican States; On the 10th day of April, 2026, the undersigned, JESSICA HYSLOP FRANCO, with Federal Tax Registry Number HOFJ680908GM5, by my own rights herein indicating as conventional address at 26 Maclovio Herrera, Parral, Chihuahua, Mexico 33800, and under oath to tell the truth, and in my capacity as SWORN EXPERT TRANSLATOR AND INTERPRETER IN THE LANGUAGE ENGLISH-SPANISH, SPANISH-ENGLISH authorized by the State Government, with the identification number 26 24 21 P S VIII, I DECLARE the following:

SOLE. -THAT, TO THE BEST OF MY KNOWLEDGE, THIS DOCUMENT CONSISTING OF (70) SEVENTY PAGES INCLUDING THIS ONE, IS A TRUE AND ACCURATE TRANSLATION FROM ITS ORIGINAL SPANISH VERSION INTO ENGLISH.

The foregoing, for all legal purposes that may arise and at the request of the interested party(ies).

"I Attest, Under Oath"

JESSICA HYSLOP FRNACO
SWORN TRANSLATOR AUTHORIZED ID: 26 24 21 P S VIII
jesshyslop8@gmail.com / +52 (627) 524-1692
26 Maclovio Herrera, Parral, Chihuahua, Mexico 33800
My commission expires on April 8, 2028